UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CAMPBELL SOUP COMPANY

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Campbell Soup Company
1 Campbell Place
Camden, New Jersey 08103-1799
856-342-4800

October 8, 2009

Notice of Annual Meeting of Shareowners

Renaissance Charlotte SouthPark Hotel
5501 Carnegie Boulevard
Charlotte, North Carolina 28209
Thursday, November 19, 2009
10:30 a.m. Eastern Time

AGENDA

1. Elect Directors.

2. Ratify appointment of independent registered public accounting firm.

3. Re-approve Campbell Soup Company Annual Incentive Plan.

4. Transact any other business properly brought before the meeting.

Shareowners of record at the close of business on September 21, 2009 are entitled to receive notice of the meeting and to vote. This year the Company has again decided to provide access to its proxy materials, including its annual report, to certain shareowners of record, depending upon the number of shares held by the shareowner and including certain Company savings plan participants, via the Internet instead of mailing those shareowners copies of the materials. The Company expects that this decision will reduce the amount of paper necessary to produce the materials, as well as the costs associated with mailing the materials to all shareowners. On or about October 8, 2009, the Company began mailing a Notice of Internet Availability of Proxy Materials (“e-proxy notice”) to certain shareowners of record and posted its proxy materials for those shareowners on the Web site referenced in the e-proxy notice (www.envisionreports.com/cpb). On or about October 8, 2009, the Company also began delivering the proxy statement and the accompanying proxy card to the remaining shareowners of record. If you do not own shares in your own name, you may access the Company’s Notice of Annual Meeting and Proxy Statement and its annual report, including the Form 10-K for the fiscal year ended August 2, 2009 at www.edocumentview.com/cpb.

Your vote is important. In order to have as many shares as possible represented, kindly SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR VOTE BY PHONE OR THE INTERNET (see instructions on your proxy card or e-proxy notice).

By Order of the Board of Directors,

John J. Furey
Vice President and Corporate Secretary

Important.

Please note that an admission ticket is required in order to attend the Annual Meeting. If you plan to attend, please request a ticket. If shares were registered in your name as of September 21, 2009, please check the appropriate box on your proxy card or when voting on the Internet, or indicate when prompted if voting by telephone. A ticket of admission will be forwarded to you. If your shares are held in the name of a broker or other nominee, please follow the instructions on page 58 to obtain an admission ticket. If you plan to attend the meeting, please bring government-issued photographic identification. You will need an admission ticket and this identification in order to be admitted to the meeting.

■	Denotes items to be voted on at the meeting.

Shareowners may receive copies of the Company’s Annual Report on Form 10-K for the year ended August 2, 2009, Code of Business Conduct and Ethics, Corporate Governance Standards, and the charters of the four standing committees of the Board of Directors, also without charge, by:

(1)	writing to Investor Relations, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103-1799;
(2)	calling 1-888-SIP-SOUP (1-888-747-7687); or
(3)	leaving a message on Campbell’s home page at www.campbellsoupcompany.com.
These documents are also available in the governance section of the Company’s Web site at www.campbellsoupcompany.com.

Shareowners may elect to receive future distributions of annual reports and proxy statements by electronic delivery and vote Campbell shares on-line. To take advantage of this service you will need an electronic mail (e-mail) account and access to an Internet browser. To enroll, go to the investor center section on www.campbellsoupcompany.com and click on “E-Delivery of Materials.” If your shares are registered in your name, you will be asked to enter your account number, which is printed on your dividend check or Dividend Reinvestment Statement. If your shares are held by a broker, you will need your account number with the broker.

Item 1

Election of Directors

The Board of Directors Recommends a Vote “For” ALL Nominees

The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of directors of the Company shall be 16. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

Fourteen of the current directors are standing for reelection. Under the Company’s Corporate Governance Standards, a director may not stand for reelection if he or she would be age 72 or older at the time of election. George Strawbridge, Jr. has reached the mandatory retirement age and will retire on November 19, 2009. David Patterson has elected voluntarily to retire on that date and also will not stand for reelection.

All of the nominees, except Messrs. Conant and van Beuren, are independent directors. If a nominee becomes unable or unwilling to serve, proxies will also be voted for election of such person as shall be designated by the Board of Directors. Management knows of no reason why any nominee shall be unable or unwilling to serve.

The following table sets forth certain information concerning the nominees at October 1, 2009:

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Edmund M. Carpenter	(1) Operating Partner at Genstar Capital, LLC, a private equity firm. Retired President and Chief Executive Officer of Barnes Group, Inc. (1998-2006). Previously Senior Managing Director of Clayton Dubilier & Rice. Former Chairman and Chief Executive Officer of General Signal Corporation (1988-1995).

Prior to joining General Signal Corporation, Mr. Carpenter held various executive positions at ITT Corporation, including President and Chief Operating Officer. Prior to joining ITT, he held executive positions with Fruehauf Corporation and served as a partner in the management services division of Touche Ross & Company. He began his career at Michigan Bell Telephone Company.

	(2) Director of Altra Holdings, Inc.	67	1990

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Paul R. Charron	(1) Non-executive Chairman of Campbell Soup Company since August 2009. Senior Advisor at Warburg Pincus and Managing Partner at Fidus Investment Partners, both of which are private equity firms. Retired Chairman (1996-2006) and Chief Executive Officer (1995-2006) of Liz Claiborne, Inc.

	Mr. Charron joined Liz Claiborne, Inc. in 1994 as Vice Chairman and Chief Operating Officer. Previously he was Executive Vice President of VF Corporation. Prior to joining VF in 1988, he served as President and Chief Operating Officer of Brown & Bigelow, and served as Senior Vice President, Sales and Marketing at Cannon Mills Company. Earlier he worked in marketing management positions at General Foods Corporation. He began his career in the brand management organization at Procter & Gamble.	67	2003

Douglas R. Conant	(1) President and Chief Executive Officer of Campbell Soup Company since January 2001. Previously President of Nabisco Foods Company (1995-2000). Mr. Conant joined Nabisco in 1992. He served as President of Sales; Senior Vice President, Marketing for The Nabisco Biscuit Company; and Vice President/General Manager of the Fleischmann’s Company. He began his career in 1976 at General Mills. From 1986 to 1992, he held senior management positions in marketing and strategy at Kraft Foods.	58	2001

Bennett Dorrance	(1) Managing Director of DMB Associates, a real estate development firm based in Phoenix, Arizona. Officer and director of several private corporations and partnerships. (2) Mr. Dorrance is a director of Insight Enterprises, Inc.	63	1989

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Harvey Golub	(1) Non-executive Chairman of American International Group and Ripplewood Holdings. Former non-executive Chairman of Campbell Soup Company from November 2004 through July 2009. Retired Chairman and Chief Executive Officer of American Express Company (1993-2001).

Prior to joining American Express, Mr. Golub was a Senior Partner at McKinsey & Co., where he worked on strategy and organizational issues for multiple corporations. He joined American Express in 1984 as President and Chief Executive Officer of IDS Financial Services (now known as Ameriprise Financial).

	(2) Director of American International Group.	70	1996

Lawrence C. Karlson	(1) Independent consultant for industrial and technology companies from 1995 to present. Former Chairman and CEO of Berwind Financial Corporation (2001-2004) and Former President of Karlson Corporation (1986-1995). He previously served as Chairman of Spectra-Physics AB and President and CEO of Pharos AB. He began his career at Fisher & Porter Co., where he served in various positions of increasing responsibility, including President, U.S. Operations. (2) Director of CDI Corporation and H&E Equipment Services, Inc.	66	New Nominee

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Randall W. Larrimore	(1) Former non-executive Chairman of Olin Corporation (2003- 2005). Retired President and Chief Executive Officer of United Stationers Inc. (1997-2002).

Prior to joining United Stationers, Mr. Larrimore was President and Chief Executive Officer of MasterBrand Industries, Inc. (MBI), a subsidiary of Fortune Brands. While with MBI, he served as Chairman and CEO of the Master Lock Company and Chairman of Moen. He was President of Beatrice Home Specialties before Beatrice Foods was acquired by Fortune Brands. He also held executive positions at PepsiCo, serving as President of Pepsi-Cola Italy. Prior to joining PepsiCo, he was a consultant with McKinsey & Company, and worked in brand management with Richardson-Vicks, now part of P&G.

	(2) Director of Olin Corporation.	62	2002

Mary Alice D. Malone	(1) Private investor and President of Iron Spring Farm, Inc. Ms. Malone also serves on the Boards of Coriell Institute, Upland Country Day School, United States Equestrian Team, Brandywine Conservancy and River Museum and The Dressage Foundation.	59	1990

Sara Mathew	(1) President and Chief Operating Officer of The Dun and Bradstreet Corporation. Former Chief Financial Officer (2001-2007) and President-U.S. (2006-2007) of Dun and Bradstreet. Before joining Dun and Bradstreet, Ms. Mathew spent 17 years at The Procter & Gamble Company, serving as Vice President — Finance, ASEAN Region, Assistant Treasurer and Director of Investor Relations, Comptroller, and Chief Financial Officer of the Global Baby Care business unit.	54	2005

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

William D. Perez	(1) Former President and Chief Executive Officer of the Wm. Wrigley Jr. Company (2006-2008). Former President and Chief Executive Officer of Nike, Inc. (2004-2006). Before joining Nike, Mr. Perez spent 34 years with S.C. Johnson & Son, Inc., including eight years as its President and Chief Executive Officer. (2) Director of Johnson & Johnson Company.	61	2009

Charles R. Perrin	(1) Non-executive Chairman of Warnaco Group, Inc. since March 2004. Retired Chairman and Chief Executive Officer of Avon Products, Inc. (1998-1999). Former Chairman and Chief Executive Officer of Duracell International, Inc. (1994-1996). Prior to joining Duracell in 1985 as President of Duracell, USA, Mr. Perrin held sales, marketing and general management positions with Cheeseborough-Ponds, Inc., and served as President of that company’s Packaged Food Division. He started his business career with the General Foods Corporation. (2) Director of Warnaco Group, Inc.	64	1999

A. Barry Rand	(1) Chief Executive Officer of AARP since April 2009. Retired Chairman and Chief Executive Officer of Equitant, Inc. (2003-2005). Previously Chairman and Chief Executive Officer of Avis Group (1999-2001). Mr. Rand spent 30 years with Xerox Corporation, completing his tenure as Executive Vice President of Worldwide Operations. (2) Director of Agilent Technologies, Inc.	64	2005

Nick Shreiber	(1) Retired President and Chief Executive Officer of Tetra Pak Group (2000 to 2005). Mr. Shreiber joined Tetra Pak in 1987 and served as President of North, Central and South Americas. Previously he was a Partner with McKinsey & Co. in Europe and Latin America (1979-1987). He began his career in the footwear and textile industries in Latin America.	60	2009

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Archbold D. van Beuren	(1) Former Senior Vice President and President — Global Sales and Chief Customer Officer of Campbell Soup Company from 2007 to October 1, 2009. Mr. van Beuren began his career with the Company in 1983 and served in various positions of increasing responsibility until October 2009, including President of Godiva Chocolatier and President of a Division with responsibility for North America Foodservice and businesses in Canada, Mexico and Latin America.	52	New Nominee

Les C. Vinney	(1) Former President and Chief Executive Officer of STERIS Corporation (2000 to 2007); Senior Advisor of STERIS Corporation (2007 to October 2009). Previously Senior Vice President, Finance and Operations, of STERIS. Former Senior Vice President and Chief Financial Officer of the B.F. Goodrich Company. Prior to B.F. Goodrich, Mr. Vinney held a number of senior operating and financial management positions with Engelhard Corporation. He began his career at Exxon Corporation in 1972, in financial management. (2) Director of Patterson Companies, Inc.	60	2003

Charlotte C. Weber	(1) Private investor and President and Chief Executive Officer of Live Oak Properties. (2) Ms. Weber is a member of various philanthropic organizations that assist educational and cultural institutions, and is president of several private entities.	66	1990

Security Ownership of Directors and Executive Officers

The following table sets forth information regarding beneficial ownership as of the record date of Campbell’s Capital Stock by each director and director nominee, the Company’s Chief Executive Officer, Chief Financial Officer, Former Acting Chief Financial Officer and the three most highly compensated other executive officers, and the directors and executive officers as a group. The table also sets forth Campbell stock units credited to each individual’s deferred compensation account. The account reflects the deferral of previously earned compensation and/or pending awards of restricted stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the stock ownership required by the Company for directors and executives. As explained in the Compensation Discussion and Analysis, the Company’s Long-Term Incentive Program was modified in September 2008 to provide for the use of share units instead of shares. As a result, the table also includes restricted share units granted to executives under the Company’s Long-Term Incentive Program. While these units do not carry voting rights, the executives have a pecuniary interest in these share units.

					Number of
		Vested Options			Restricted
	Number of	as of	Total	Campbell Stock	Share
	Shares	Nov 21, 2009	Beneficial(a)	Deferred	Units	Total
Edmund M. Carpenter	20,232	80,648	100,880	15,189	0	116,069
Paul R. Charron	5,432	28,516	33,948	9,854	0	43,802
Douglas R. Conant	206,252	3,919,695	4,125,947	849,902	179,690	5,155,539
Bennett Dorrance(b)	48,133,295	96,890	48,230,185	20,644	0	48,250,829
Harvey Golub	4,812	115,420	120,232	97,063	0	217,295
Lawrence Karlson	0	0	0	0	0	0
Randall W. Larrimore	15,544	36,651	52,195	0	0	52,195
Mary Alice D. Malone(c)	54,119,595	52,401	54,171,996	30,510	0	54,202,506
Sara Mathew	0	10,336	10,336	18,235	0	28,571
David C. Patterson(d)	26,935,388	44,784	26,980,172	0	0	26,980,172
William D. Perez	4,090	0	4,090	0	0	4,090
Charles R. Perrin	10,000	52,401	62,401	22,362	0	84,763
A. Barry Rand	0	10,336	10,336	9,917	0	20,253
Nick Shreiber	1,680	0	1,680	0	0	1,680
George Strawbridge, Jr.(e)	7,892,617	99,173	7,991,790	4,463	0	7,996,253
Les C. Vinney	15,047	31,150	46,197	0	0	46,197
Archbold D. van Beuren(f)	28,055,987	50,000	28,105,987	1,954	14,893	28,122,834
Charlotte C. Weber	15,479,247	52,401	15,531,648	19,904	0	15,551,552
Anthony P. DiSilvestro	86,774	135,545	222,319	171	17,712	240,202
Ellen O. Kaden	175,967	451,400	627,367	37,972	46,297	711,636
Larry S. McWilliams	177,934	221,445	399,379	3,392	51,074	453,845
Denise M. Morrison	118,837	168,400	287,237	19,337	48,390	354,964
Craig Owens	0	0	0	188	41,200	41,388
*TOTAL	154,863,056	6,420,969	161,284,025	1,447,976	534,376	163,266,377

*	All directors and executive officers as a group (27 persons) own 44.9% of the outstanding shares. The total includes only once the 26,919,713 shares attributed to David C. Patterson and Archbold D. van Beuren as Trustees of the Major Shareholders Voting Trust. See notes (d) and (f) below.

(a)	The shares shown include shares of Campbell stock as to which directors and executive officers can acquire beneficial ownership because of stock options that are currently vested or that will vest as of

November 21, 2009. All persons listed own less than 1% of the Company’s outstanding shares of capital stock, except:

% of Outstanding
Shares

Bennett Dorrance	14.0%
Mary Alice D. Malone	15.7%
David C. Patterson	7.8%
George Strawbridge, Jr.	2.3%
Archbold D. van Beuren	8.1%
Charlotte C. Weber	4.5%

(b)	Bennett Dorrance is a grandson of John T. Dorrance (the founder of the Company), the brother of Mary Alice D. Malone, and a first cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown includes 33,419,355 shares that are pledged to banks as collateral for loans. Share ownership shown does not include 1,105,142 shares held by trusts for his children, as to which shares he disclaims beneficial ownership. Share ownership shown does not include shares held by the Dorrance Family Foundation. See also “Principal Shareowners” below.

(c)	Mary Alice D. Malone is a granddaughter of John T. Dorrance, the sister of Bennett Dorrance and a first cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 134,609 shares held by trusts for her children, as to which shares she disclaims beneficial ownership. See also “Principal Shareowners” below.

(d)	Share ownership shown for David C. Patterson includes 26,919,713 shares held by the Voting Trust (defined in “Principal Shareowners” below) over which he, as a Trustee, has shared voting power. Reference is also made to “Principal Shareowners.” In 2002 the Voting Trust described below recommended that the Company’s Governance Committee nominate David C. Patterson as a candidate for election as a director. Mr. Patterson will retire from the Board, effective November 19, 2009. Also includes 13,232,885 shares held by the Brandywine Trust Company of which Mr. Patterson is the Chairman and for which he has shared dispositive power, and 34 shares held by ABANCO Management Corporation of which he is President.

(e)	George Strawbridge is a grandson of John T. Dorrance and a first cousin of Charlotte C. Weber, Bennett Dorrance and Mary Alice D. Malone. Share ownership shown does not include 10,131,559 shares held by various trusts, of which he is a trustee, for the benefit of his sister, as to which shares he disclaims beneficial ownership. Share ownership shown does not include 3,000 shares held by a trust for the benefit of his wife, 374,702 shares held by trusts for the benefit of his sons, 2,000 shares held by trusts for the benefit of his two step-daughters and 2,142,320 shares held by trusts for the benefit of his descendants, all as to which shares he disclaims beneficial ownership. Mr. Strawbridge will retire from the Board, effective November 19, 2009.

(f)	Archbold D. van Beuren is a great grandson of John T. Dorrance. Share ownership shown for Archbold van Beuren includes 26,919,713 shares held by the Voting Trust (defined in “Principal Shareowners” below) over which he, as a Trustee, has shared voting power. Reference is also made to “Principal Shareowners.” Also includes 17,468 shares of which he has sole dispositive power and 1,118,806 shares for which he has shared dispositive power.

(g)	Charlotte C. Weber is a granddaughter of John T. Dorrance and a first cousin of George Strawbridge, Bennett Dorrance and Mary Alice D. Malone. Share ownership shown includes 15,441,408 shares held indirectly and for which she has shared voting and dispositive power. Share ownership shown includes 1,840,000 shares that are pledged to a bank as security for a revolving credit loan.

Security Ownership of Certain Beneficial Owners

At the close of business on September 21, 2009, the record date for the meeting, there were outstanding and entitled to vote 345,409,793 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

Principal Shareowners

Information concerning the owners of more than 5% of the outstanding Campbell Common Stock as of the record date for the meeting follows:

		Percent of
	Amount/Nature of	Outstanding
Name/Address	Beneficial Ownership	Stock

Bennett Dorrance DMB Associates 7600 E. Doubletree Ranch Road Scottsdale, AZ 85258	48,133,295 Note(1)	14%

Mary Alice D. Malone Iron Spring Farm, Inc. 75 Old Stottsville Road Coatesville, PA 19320	54,169,861 Note(2)	15.7%

John A. van Beuren, Archbold D. van Beuren and David C Patterson, Voting Trustees under the Major Stockholders’ Voting Trust dated as of June 2, 1990 (“Voting Trust”) and related persons P.O. Box 4098 Middletown, RI 02842 Note(4)	31,070,882 Note(3)	9%

(1)	A director nominee. See note (b) on page 8.

(2)	A director nominee. See note (c) on page 8.

(3)	Archbold D. van Beuren is a director nominee. See note (f) on page 8. Includes 26,919,713 shares (7.8% of the outstanding shares) held by the Voting Trustees with sole voting power and 4,151,169 shares held by participants outside the Voting Trust or by persons related to them, for a total of 31,070,882 shares (9% of the outstanding shares). Includes 2,376,202 shares with sole dispositive power held by Hope H. van Beuren and 1,044,801 shares with sole dispositive power held by her husband, John van Beuren. John and Hope van Beuren also hold 181,810 shares with shared dispositive power. Archbold van Beuren has sole dispositive power over 17,468 shares and shared dispositive power over 1,118,806 shares. David C. Patterson has sole dispositive power over 15,478 shares and shared dispositive power over 13,232,885 shares as Chairman of Brandywine Trust Company, a corporate trustee, and through related interests 34 shares as President of ABANCO Management Corporation. Mr. Patterson will retire as a director of the Company, effective November 19, 2009. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees, including the right to withdraw these shares prior to any annual or special meeting of the Company’s shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of a sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company’s business, in order to obtain their objective of maximizing the value of their shares. The Trustees will act for participants in communications with the Company’s Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(4)	Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees, whose decision must be approved by two Trustees if there are three Trustees then acting. The Voting Trust continues until December 31, 2013, unless it is sooner terminated or extended.

The foregoing information relating to Principal Shareowners is based upon the Company’s stock records and data supplied to the Company by the holders as of the record date for the meeting.

Corporate Governance

The Board of Directors is responsible for overseeing the business of the Company, and the competence and integrity of its management, to serve the long-term interests of the shareowners. The Board believes that sound corporate governance is essential to diligent and effective fulfillment of its oversight responsibilities.

Corporate Governance Standards

Campbell first published Corporate Governance Standards in its proxy statement in 1992. The Company’s current Corporate Governance Standards appear in Appendix A. Also set forth in Appendix A are procedures by which interested persons can communicate concerns to the Board of Directors and the Audit Committee.

Director Independence

A statement of standards that the Board has adopted to assist it in evaluating the independence of Campbell directors is set forth in Appendix A, and appears in the governance section of the Company’s Web site at www.campbellsoupcompany.com. The Standards for the Determination of Director Independence (the “Standards”) describe various types of relationships that could potentially exist between a director and the Company, and define the thresholds at which such relationships would be deemed material. The Board will deem a director to be independent if (i) no relationship exists that would disqualify the director under the guidelines set forth in paragraphs 1 and 2 of the Standards, and (ii) the Board has determined, based on all relevant facts and circumstances, that any other relationship between the director and the Company, not covered by paragraphs 1 and 2, is not material. In any case in which the Board makes the latter determination, the relationship will be disclosed in the proxy statement, along with the basis for the Board’s conclusion that it is not material.

The Board has determined that no relationship exists between the Company and any nominee for director listed in this proxy statement, except Mr. Conant and Mr. van Beuren, that would influence or impair the nominee’s independence as a director. In making this determination, the Board considered certain transactions or relationships between the Company and entities in which individual nominees serve as a director, executive officer or operating partner, including transactions or relationships involving purchases by the Company of product ingredients or packaging supplies (Messrs. Carpenter and Patterson), sterilization materials or services (Mr. Vinney), business information services and advertising (Mr. Golub and Ms. Mathew), and information technology services (Messrs. Dorrance and Rand). In each case, the aggregate dollar amounts of the purchases are not material to the Company or the entity from which they are made, and the nominee plays no role in any of the transactions.

The Board has determined that each of the following director nominees is independent under the rules of the New York Stock Exchange and the Standards set forth in Appendix A:

Edmund M. Carpenter	Sara Mathew
Paul R. Charron	William D. Perez
Bennett Dorrance	Charles R. Perrin
Harvey Golub	Barry Rand
Lawrence C. Karlson	Nick Shreiber
Randall W. Larrimore	Les C. Vinney
Mary Alice D. Malone	Charlotte C. Weber

Board Committees

Pursuant to the By-Laws, the Board had established four standing committees as of the record date, which are the Audit Committee, the Compensation and Organization Committee, the Finance and Corporate Development Committee, and the Governance Committee. Each of the standing committees has a charter that is reviewed annually by the committee. Proposed changes to the charter of any standing committee are reviewed by the Governance Committee and approved by the Board. The committee charters are available in the governance section of the Company’s Web site at www.campbellsoupcompany.com.

All members of the Audit Committee, the Compensation and Organization Committee and the Governance Committee are independent directors as defined by the rules of the New York Stock Exchange and the Standards set forth in Appendix A. All members of the Audit Committee also satisfy the independence requirements for audit committee members set forth in the rules of the Securities and Exchange Commission.

Membership in the standing committees as of the record date, September 21, 2009, was as follows:

Compensation
Audit	and Organization

Les C. Vinney , Chair*	Charles R. Perrin, Chair
Randall W. Larrimore	Edmund M. Carpenter
Sara Mathew	Bennett Dorrance
William D. Perez	Harvey Golub
Charles R. Perrin	Sara Mathew
George Strawbridge, Jr.	Barry Rand
Charlotte C. Weber

Finance and
Corporate Development	Governance

Edmund M. Carpenter, Chair	Bennett Dorrance, Co-chair
Douglas R. Conant	Randall W. Larrimore, Co-chair
Harvey Golub	Mary Alice D. Malone
Mary Alice D. Malone	David C. Patterson
David C. Patterson	William D. Perez
Barry Rand	Nick Shreiber
Nick Shreiber	Les C. Vinney
George Strawbridge, Jr.	Charlotte C. Weber

*	The Board has determined that Les C. Vinney is an audit committee financial expert as defined by the SEC rules.

The principal responsibilities of the standing committees, and the number of meetings held by each committee in fiscal 2009, were as follows:

Audit Committee	10 meetings in fiscal 2009

●	Evaluates the performance of and selects the Company’s independent registered public accounting firm, subject only to ratification by the shareowners;

●	Reviews the scope and results of the audit plans of the independent registered public accounting firm and the internal auditors;

●	Oversees the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures;

●	Reviews the performance and resources of the internal audit function, which reports directly to the Committee;

●	Confers independently with the internal auditors and the independent registered public accounting firm;

●	Reviews the Company’s financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report;

●	Reviews the Company’s quarterly financial results and related disclosures;

●	Approves all permissible non-audit services to be performed by the independent registered public accounting firm and all relationships that the independent registered public accounting firm has with the Company;

●	Determines the appropriateness of fees for audit and non-audit services performed by the independent registered public accounting firm; and

●	Reviews the Company’s compliance and ethics program and Code of Business Conduct and Ethics.

Compensation and Organization Committee	6 meetings in fiscal 2009

●	Conducts an annual performance evaluation of the Chief Executive Officer by all independent directors;

●	Determines and approves the salary and incentive compensation, including bonus and performance restricted stock, for the Chief Executive Officer, with input from the other independent directors;

●	Reviews and approves the salaries and incentive compensation for senior executives;

●	Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

●	Reviews the executive salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

●	Reviews and approves the total incentive compensation to be allocated annually to employees;

●	Reviews and recommends to the Board significant changes in the design of employee benefit plans;

●	Reviews major organizational changes; and

●	Reviews executive organization and principal programs for executive development, and annually reports to the Board on management development and succession planning.

The Compensation and Organization Committee approves the Company’s compensation policies and executive compensation programs, and approves all individual compensation actions for approximately the 25 most highly compensated executives. The CEO and the Senior Vice President and Chief Human Resources and Communications Officer make recommendations to the Committee on compensation actions for the Company’s senior executives and on potential changes in the design of executive compensation programs. The Chair of the Committee is authorized to approve compensation actions for senior executives between Committee meetings when necessary for business continuity. Approval of both the Chair of the Committee and the Chairman of the Board is required for equity grants made to senior executives in such circumstances.

In fiscal 2009, the Compensation and Organization Committee received advice on CEO compensation, compensation trends and policy issues, and projects of current interest to the Committee, from an independent compensation consultant, Yale D. Tauber, the Principal of Independent Compensation Committee Adviser, LLC. Mr. Tauber has been retained directly by the Committee and reports directly to the Committee. The Committee’s compensation consultant provides no services to management.

For an expanded discussion of the process by which the Compensation and Organization Committee determines executive compensation and the roles of executive officers and the Committee’s independent compensation consultant in determining executive compensation in fiscal 2009, see “Corporate Governance of Executive Compensation” on page 22.

Finance and Corporate Development Committee	4 meetings in fiscal 2009

●	Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;

●	Reviews and recommends changes in the Company’s capital structure;

●	Reviews and recommends the financing plan, dividend policy, capital budget and capital expenditure program;

●	Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combinations of business interests;

●	Reviews financial risks and the Company’s principal policies, procedures and controls with respect to investment and derivatives, foreign exchanges and hedging transactions;

●	Recommends proposed appointments to the Administrative Committee of the Company’s 401(k) savings plans and pension plans; and

●	Oversees the administration and the investment policies and practices of the Company’s 401(k) savings plans and pension plans.

Governance Committee	10 meetings in fiscal 2009

Reviews and makes recommendations to the Board regarding:

●	The organization and structure of the Board;

●	Qualifications for director candidates;

●	Candidates for election to the Board;

●	Evaluation of the Chairman’s performance;

●	Candidate for the position of Chairman of the Board;

●	Chairpersons and members for appointment to the Board Committees;

●	Remuneration for Board members who are not employees; and

●	The role and effectiveness of the Board, the respective Board Committees and the individual directors in the Company’s corporate governance process.

The Governance Committee determines the amount and design of all compensation provided to non-employee directors. The Senior Vice President-Law and Government Affairs and the Vice President & Corporate Secretary make recommendations to the Governance Committee regarding changes to the director compensation program. The Governance Committee also reviews any transaction with a related person, in accordance with the Board’s policy concerning such transactions.

The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. See page 16 regarding the procedures for submitting nominee information.

Actions taken by any of the standing committees are reported to the Board. Generally, all members of the Board receive copies of the minutes of all committee meetings and copies of the materials distributed in advance of the meetings for all of the committees.

Compensation and Organization Committee Interlocks and Insider Participation

There are no Compensation and Organization Committee interlocks and all members of the Committee are independent.

Evaluations of Board Performance

Since 1995, the Board’s Governance Committee has led annual evaluations of Board performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In accordance with the requirements of the Corporate Governance Listing Standards of the New York Stock Exchange, in 2009 the Board completed an evaluation process focusing on the effectiveness of the performance of the Board as a whole, and each standing committee conducted a separate evaluation of its own performance and of the adequacy of its charter. The Governance Committee designed and coordinated the Board evaluation and reported on its results. Each committee also reported to the Board on the results of its annual self-evaluation.

In the Board evaluation process, each director completed an evaluation form that solicited directors’ comments and numerical ratings on 30 questions relating to the qualifications and responsibilities of directors, the effectiveness of Board and committee operations, and the oversight of management. Following review and discussion of a composite report by the Governance Committee, the Chair of the Committee presented a report to the Board that provided recommendations to enhance Board effectiveness based upon the responses received in this process.

In the committee evaluation process, the members of each standing committee completed an evaluation form that elicited numerical ratings of and written comments on the appropriateness of the committee’s charter and the adequacy of the written materials distributed in advance of meetings, the time available for discussion of important policy matters, and the manner in which specific committee responsibilities were discharged. Following discussion of a composite report within each committee, the chair of the committee reported to the Board regarding its overall findings and recommendations to improve committee operations.

Director Continuing Education

Since fiscal 2005, the Company has maintained a formal program of continuing education for directors. The curriculum for fiscal 2009 included eight hours of instruction, including a two-hour program on commodity, foreign exchange and interest rate hedging transactions, and one-hour programs on online marketing, current issues in corporate governance, current issues in labor and employment relations affecting public companies, issues and challenges in making health and wellness claims for food products, recent developments in global competition law, and the Company’s corporate social responsibility program. Most directors participated in all of these sessions. The Company also encourages and supports directors who wish to participate in continuing education programs for directors conducted by outside parties in addition to, or in lieu of, a portion of the Company’s program.

Nomination and Evaluation of Candidates for Director

The Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareowners.

Recommendation of New Nominees.  When vacancies on the Board arise due to the retirement or resignation of directors, the Governance Committee may consult with other directors and/or with senior management to obtain recommendations of potential candidates to fill these positions, and may also retain a search firm to assist it in identifying and evaluating candidates. The Governance Committee also considers candidates for election to the Board who are recommended to the Committee by shareowners.

The Governance Committee believes that a nominee for election to the Campbell Board should, at minimum:

●	be a person of the highest integrity;

●	have the ability to exercise independent judgment;

●	be committed to act in the best interest of all shareowners;

●	abide by exemplary standards of business and professional conduct;

●	have the skills and judgment to discharge the duties and responsibilities of a director;

●	be willing and able to devote the proper time and attention to fulfill the responsibilities of a director;

●	have no conflicts of interest arising from other relationships or obligations; and

●	have the ability to provide active, objective and constructive input at meetings of the Board and committees.

In addition, the Committee believes that, collectively, the Board should include directors who are:

●	reasonably sophisticated about the duties and responsibilities of directors of a public company;

●	knowledgeable about the consumer products industry, business operations, marketing, finance and accounting;

●	respected in the business community;

●	knowledgeable about general economic trends; and

●	knowledgeable about the standards and practices of good corporate governance.

All candidates considered by the Governance Committee for potential recommendation to the Board as director nominees are evaluated by the Governance Committee in light of the minimum qualifications listed above. When vacancies occur, the Governance Committee also reviews the overall composition of the Board to determine whether the addition of a director with one or more of the additional skills or qualities listed above would be desirable to enhance the effectiveness of the Board, and whether candidates with other specific experience or expertise should be sought at that particular time. If a search firm is retained to assist in identifying and evaluating candidates, the Governance Committee also considers the assessments of the search firm and the background information it provides on the persons recommended for consideration. The Chairman of the Board, the Co-Chairs of the Governance Committee and the Chief Executive Officer customarily interview leading candidates. Other directors and/or members of senior management may also interview these candidates. Candidates recommended by shareowners will be evaluated using the same process that is employed to evaluate any other candidate.

2009 Nominees.  Twelve of the 16 director nominees listed in this proxy statement were also nominated by the Board and elected by the shareowners in 2008. William D. Perez was elected as a Director, effective June 1, 2009, and Nick Shreiber was elected as a Director, effective July 1, 2009. Messrs. Karlson and van Beuren do not currently serve as Directors.

Messrs. Perez and Shreiber were identified by DHR International, which is a search firm that was retained by the Committee. DHR was instructed to identify candidates who met the minimum qualifications for directors listed above, and also satisfied additional criteria established by the Governance Committee for these searches. Following the completion of the thorough review and interview process described above, Messrs. Perez and Shreiber were recommended for election to the Board by the Governance Committee.

Messrs. Karlson and van Beuren were initially recommended as candidates by current Board members who are descendants of John T. Dorrance, the founder of the Company. DHR International provided the Committee with background research regarding Mr. Karlson. As Mr. van Beuren was employed by the Company for 26 years, the Committee had sufficient background information and did not require additional research services. Following the completion of a thorough review and interview process, the Governance

Committee recommended that Messrs. Karlson and van Beuren be included as nominees for election by shareholders in the 2009 proxy statement.

Re-Nomination of Incumbent Directors.  The Company’s Corporate Governance Standards require the Governance Committee to assess the performance of each director eligible for re-election at the Annual Meeting. The Governance Committee’s annual agenda contemplates that these assessments will occur shortly before the Governance Committee recommends a slate of director nominees for approval by the Board. In the individual director assessment conducted by the Governance Committee in 2009, each director was evaluated in light of the criteria set forth in the Corporate Governance Standards with respect to the qualification of directors and the composition of the Board. In addition, the Chair of the Governance Committee solicited from the Chairman of the Board his assessment of the contributions of directors.

Shareowner Recommendations.  Shareowners who wish to recommend candidates for nomination for election to the Board may do so by writing to the Corporate Secretary of Campbell Soup Company at 1 Campbell Place, Camden, New Jersey 08103-1799. The recommendation must include the following information:

1.	The candidate’s name and business address;

2.	A resume or curriculum vitae which describes the candidate’s background and demonstrates that he or she meets the minimum qualifications set forth above;

3.	A letter from the candidate stating that he or she is willing to serve on the Board if elected, and identifying any legal or regulatory proceedings in which he or she has been involved during the last ten years; and

4.	A statement from the shareowner recommending the candidate, indicating that he or she is the registered owner of Campbell shares, or a written statement from the “record holder” of Campbell shares indicating that the shareowner is the beneficial owner of such shares.

Requirement of Majority Shareowner Votes in Uncontested Director Elections

In 2007 the Board adopted a policy, set forth in the Company’s Corporate Governance Standards, which provides that any nominee for director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election shall immediately tender an offer of resignation following certification of the shareowner vote. The Board will accept the resignation unless there is compelling reason for the director to remain on the Board, and will promptly disclose the action it has taken and the reasons for it.

Director Attendance at Board and Committee Meetings

Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with the Chairman, the Chief Executive Officer and other members of management on matters affecting the Company. During fiscal 2009, the Board of Directors held six regular meetings and one special meeting. All directors attended at least 83% of scheduled Board meetings and meetings held by committees of which they were members.

Director Attendance at Annual Meeting of Shareowners

It is the Company’s policy that the Chairman of the Board, the Chief Executive Officer, and the Chairs of the Audit Committee, the Compensation and Organization Committee and the Governance Committee are expected to attend the Annual Meeting of Shareowners. The five directors who occupied these positions on November 20, 2008, as well as Messrs. Charron, Dorrance, Larrimore, Patterson, Rand, Strawbridge and Vinney, and Mses. Mathew, Malone and Weber, attended the 2008 Annual Meeting of Shareowners.

The Corporate Governance section beginning on page 10 was reviewed and discussed by the Governance Committee, and the Governance Committee recommended to the Board that it be included in this proxy statement.
Governance Committee

Bennett Dorrance, Co-Chair
Randall W. Larrimore, Co-Chair
Mary Alice D. Malone
David C. Patterson
William D. Perez
Nick Shreiber
Les C. Vinney
Charlotte C. Weber

Transactions with Related Persons

Under the Company’s written Policy Concerning Transactions with Related Persons (the “Related Persons Policy”), the Governance Committee is required to review and, in appropriate circumstances, approve or ratify any transaction in which the Company was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000, and any related person had or will have a direct or indirect interest, as well as any material amendment to or modification of such a transaction.

Management has established procedures for identifying and monitoring transactions that may be subject to Governance Committee review under the Related Persons Policy or disclosure under SEC rules. Under the Company’s conflicts of interest policy, directors and executive officers have a duty to report transactions in which they or their immediate family members have a direct or indirect interest and which might be deemed to constitute related person transactions. Directors and executive officers also annually complete a proxy questionnaire in which they are asked to identify all for-profit and not-for-profit entities with which they are associated. Based on the disclosures in the proxy questionnaires, management ascertains whether the Company has engaged or is expected to engage in any transactions involving these entities, directly or indirectly, of which the relevant director or executive officer may be unaware.

The Related Persons Policy specifies that the Governance Committee shall review the material terms of such a transaction, including the approximate dollar amount, and the material facts as to the related person’s direct or indirect interest in, or relationship to, the transaction. In determining whether to approve or ratify a transaction, the Governance Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

The Chair of the Governance Committee (or, if a transaction involves the Committee Chair, the Chairman of the Board) may approve or ratify a related person transaction in which the aggregate amount involved is less than $1 million. Any transaction approved by the Chair or the Chairman is to be reported to the Governance Committee at its next regularly scheduled meeting.

The following types of transactions are deemed by the Policy Concerning Transactions with Related Persons to have been approved in advance by the Governance Committee, even if the aggregate amount involved exceeded or will exceed $120,000:

●	Compensation paid by the Company to a director or executive officer for services rendered to the Company as a director or executive officer.

●	Transactions with other entities in which a related person has a direct or indirect interest solely as a result of being a director of the other entity or of owning, with all other related persons, a less than 10% equity or limited partnership interest in the entity, and the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that entity’s total annual revenues.

●	Contributions by the Company to charitable organizations with which a related person’s relationship is solely that of an employee (other than a executive officer), director or trustee, and the aggregate amount of the contribution does not exceed the lesser of $25,000 or 2% of the charitable organization’s annual receipts.

●	Transactions in which a related person’s only interest is as a holder of the Company’s stock, and all holders received or will receive proportional benefits (such as the payment of regular quarterly dividends).

●	Transactions involving competitive bids.

●	Transactions in which the rates or charges are regulated by law or government authority.

●	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

There were no transactions during the period from August 4, 2008 to October 1, 2009, and none are currently proposed, in which the Company was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000, and any related person had or will have a direct or indirect material interest.

Audit Committee Report

The Audit Committee is comprised of the six directors named below. The Board has determined that each member of the Committee meets the current requirements as to independence, experience and expertise established by the New York Stock Exchange and applicable rules and regulations. In addition, the Board of Directors has determined that Les C. Vinney is an audit committee financial expert as defined by SEC rules. A copy of the Audit Committee Charter, as most recently updated in September 2004, is available at the Company’s corporate website at www.campbellsoupcompany.com in the governance section under Board Committees.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements and financial reporting process, including its system of internal controls.

To fulfill these oversight responsibilities, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 2, 2009, and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committee (as amended). In addition, the Committee has received from the independent auditors a written report stating that they are not aware of any relationships between the registered public accounting firm and the Company that, in their professional judgment, may reasonably be thought to bear on their independence, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence. The Committee has discussed with the independent registered public accounting firm the firm’s objectivity and independence. The Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the most recent fiscal year and the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services are compatible with maintaining its independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee has reviewed with the internal auditors and independent registered public accounting firm, with and without members of management present, the results of their examinations, their assessment of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has discussed with the Chief Executive Officer and the Chief Financial Officer the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that Campbell’s audited consolidated financial statements be included in Campbell’s Annual Report on Form 10-K for the fiscal year ended August 2, 2009, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that PricewaterhouseCoopers, LLP, be appointed independent registered public accounting firm for the Company for fiscal 2010.

Audit Committee

Les C. Vinney, Chair
Randall W. Larrimore
Sara Mathew
William D. Perez
Charles R. Perrin
George W. Strawbridge, Jr.

Independent Registered Public Accounting Firm Fees and Services

The aggregate fees, including expenses, billed by PricewaterhouseCoopers LLP (“PwC”), Campbell’s independent registered public accounting firm, for professional services in Fiscal 2009 and 2008 were as follows:

Services Rendered	Fiscal 2009	Fiscal 2008

Audit Fees	$4,306,000	$4,710,000
Audit-Related Fees	$61,000	$1,267,000
Tax Fees	$603,000	$844,000
All Other Fees	$25,000	$0

The Audit Committee’s Charter provides that the Committee will pre-approve all audit services and all permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm. From time to time, the Committee may delegate its authority to pre-approve non-audit services to one or more Committee members. Any such approvals shall be reported at the next Audit Committee meeting.

The audit fees for the years ended August 2, 2009 and August 3, 2008 include fees for professional services rendered for the audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, quarterly reviews, statutory audits, SEC filings and comfort letters.

The audit-related fees for the years ended August 2, 2009 and August 3, 2008 include fees for services related to certain agreed-upon procedures reports and pension plan audits. Fees for fiscal 2008 also include work related to the divestiture of Godiva Chocolatier.

Tax fees for the years ended August 2, 2009 and August 3, 2008 include fees for services related to tax compliance, including the preparation of tax returns and tax assistance with transfer pricing and tax audits.

Other fees for the year ended August 2, 2009 include services related to the development of a new recipe management system.

In fiscal 2009 and 2008, 100% of the audit fees, audit-related fees, tax fees and all other fees were approved either by the Audit Committee or its designee.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on such reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Organization Committee

Charles R. Perrin, Chair
Edmund M. Carpenter
Bennett Dorrance
Harvey Golub
Sara Mathew
Barry Rand
Charlotte C. Weber

Compensation Discussion and Analysis (“CD&A”)

Corporate Governance of Executive Compensation

The Compensation and Organization Committee (“Committee”) approves the Company’s executive compensation policies and programs and reviews major organizational changes and the Company’s succession planning and leadership development processes. The Committee’s charter is available in the governance section of the Company’s Web site at www.campbellsoupcompany.com. The Board has determined that all members of the Committee are independent directors as defined by the New York Stock Exchange rules.

The Committee annually reviews the Company’s compensation strategy, principles and policies, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. The Committee approves all compensation and benefits for senior executives, authorizes the aggregate amount of annual incentive awards for all eligible participants under the Annual Incentive Plan (“AIP”) and the Long-Term Incentive (“LTI”) Program, and authorizes the Chief Executive Officer (“CEO”) to allocate the other awards, up to the aggregate amount.

Each September, the Committee reviews the performance of the senior executives and approves for each executive his or her base salary, annual incentive payment and long-term incentive grant. This review of all major elements of executive compensation at one time provides the Committee with a comprehensive analysis of the target dollar amount of compensation being delivered by each element of compensation, assuming the required performance goals are 100% attained.

The Committee approves all compensation actions for approximately the top 25 senior executive positions in the Company, including the CEO, Chief Financial Officer and the other most highly compensated executive officers who are named in the summary compensation table (“named executive officers” or “NEOs”). The CEO and the Senior Vice President & Chief Human Resources and Communications Officer provide recommendations to the Committee on compensation actions for these senior executives, except for his or her own compensation actions, and on potential changes in the design of executive compensation programs. By the terms of its charter, the Committee has delegated to the Chair of the Compensation and Organization Committee the authority to approve compensation actions for the Company’s senior executives between Committee meetings when necessary for business continuity purposes. The Chair of the Committee and the Chairman of the Board of Directors must jointly approve any equity grants made to senior executives between meetings.

Since fiscal 2008, the Committee has retained Yale D. Tauber, the Principal of Independent Compensation Committee Adviser, LLC, as an independent compensation consultant. Mr. Tauber reports directly to the Committee and advises the Committee on CEO compensation, compensation trends, governance issues, and projects of current interest to the Committee, such as changes to the design of the Company’s LTI Program. The consultant provides his advice about any proposed changes to the design of the executive compensation programs directly to the Committee. He did not provide any services to management in fiscal 2009 and will not be retained by management for any services.

The Senior Vice President — Law & Government Affairs and the Senior Vice President & Chief Human Resources and Communications Officer work with the Committee to develop the annual list of agenda items and the annual schedule of meetings for the Committee, which are set prior to each fiscal year. The list of agenda items is approved by the Committee. In September 2009, the CEO and the Senior Vice President & Chief Human Resources and Communications Officer recommended to the Committee compensation actions for approximately the top 25 executive positions, including AIP awards for fiscal 2009 and base salaries and LTI grants for fiscal 2010.

Compensation Principles and Policies

The Committee annually reviews and the Board approves the principles and policies for executive compensation. The principles and policies are:

●	Campbell offers a total compensation package that is designed to attract, motivate and retain talent of the caliber needed to deliver successful business performance in absolute terms and relative to competition.

●	Campbell’s compensation program is designed to link pay to Company, business unit and individual performance in absolute terms and relative to competition.

●	Compensation levels are set by comparing Campbell’s pay levels and practices to the practices of other food, beverage and consumer products companies in the Compensation Peer Group (see below) where the Company primarily competes for executive talent. Composition of this group is reviewed annually by the Committee.

●	Campbell targets base salaries, annual incentives, and total annual cash compensation to the median of the Compensation Peer Group. Long-term incentives are targeted above the median. Total compensation, consisting of salary, annual incentives and long-term incentives, is targeted at 10% to 15% above the median. For the top executive positions, a regression analysis is performed to adjust the compensation data for differences in the total revenues of the various companies compared to Campbell’s total revenue. The Company’s competitive position is reviewed annually by the Committee.

●	Annual incentive payments are based on annual performance compared with goals established at the beginning of the fiscal year in four measurement areas relating to the Company’s financial, marketplace, operational, and strategic objectives for that year. The Committee evaluates performance compared to goals each year and determines the total AIP pool available.

●	Long-term incentive grants are delivered in a combination of performance-restricted share units and time-lapse restricted share units, with the mix varying by level of responsibility within the organization. Employees with higher levels of responsibility receive a higher percentage of performance-restricted share units.

●	Senior executives have a substantial portion of compensation at risk, based upon the achievement of the performance goals for annual incentive payments and the performance goals for long-term incentives. When Company performance is strong, senior executives will receive compensation that is well above the median of the Compensation Peer Group. When Company performance is weak, senior executives will receive compensation well below the median. To align the interests of the Company’s senior executives with those of shareowners, a higher proportion of incentive compensation is delivered to senior executives through long-term incentives that are paid out depending upon the Company’s total shareowner return (“TSR”) ranking in the Performance Peer Group (see below).

Compensation Objectives

The objectives of the Company’s executive compensation program are to:

•	Align the financial interests of the Company’s executives with those of its shareowners, in both the short and long term;

•	Provide incentives for achieving and exceeding the Company’s short-term and long-term goals;

•	Attract, motivate and retain highly competent executives by providing total compensation that is competitive with compensation paid at other well-managed companies in the food, beverage and consumer products industries; and

•	Differentiate the level of compensation paid to executives based on individual and business unit performance, leadership potential, and level of responsibility within the organization. Individual performance is rated based upon demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities, and personal contributions.

Peer Groups and Benchmarking

The Committee identifies both a Compensation Peer Group and a Performance Peer Group in designing and determining compensation for its executive officers. In order to determine total compensation paid by companies that compete with Campbell for executive talent, in fiscal 2009 the Committee considered a comparison of Campbell’s total compensation levels with the levels at 29 companies in the food, beverage and consumer products industries (“Compensation Peer Group”), which was provided by Hewitt Associates. Given Campbell’s relatively small size in relation to many of the companies in the Compensation Peer Group, a regression analysis was performed to adjust the compensation data for the top positions for differences in the total revenues of the various companies compared to Campbell’s total revenue. The Committee believes that use of the Compensation Peer Group is the most effective method to evaluate and set the compensation needed to attract, motivate and retain the executive talent needed to manage the Company’s businesses and operations successfully, because these are the primary companies with which Campbell competes for senior executives. Use of this peer group also provides a broad database that allows Campbell to obtain accurate, representative survey information for a majority of its positions. The composition of the Compensation Peer Group is approved by the Committee each fiscal year after obtaining advice from its independent compensation consultant. For the purpose of determining fiscal 2009 compensation, the Compensation Peer Group consisted of the following companies:

Compensation Peer Group

Altria Group	H. J. Heinz Company (1)	PepsiCo, Inc.
Anheuser-Busch Companies, Inc.	Hershey Foods Corporation (1)	Pfizer Inc.
The Clorox Company	Hormel, Inc. (1)	The Procter & Gamble Company
The Coca-Cola Company	Johnson & Johnson Company	Reynolds American Inc.
Colgate-Palmolive Company	Kellogg Company (1)	S.C. Johnson & Son, Inc.
ConAgra Foods, Inc. (1)	Kimberly-Clark Corporation	Sara Lee Corporation (1)
Dean Foods (1)	Kraft Foods, Inc. (1)	Tyson Foods (1)
Del Monte Foods Company	Mars, Inc.	Unilever United States, Inc.
Diageo North America, Inc.	McCormick & Company, Inc. (1)	Wm. Wrigley Jr. Company
General Mills, Inc. (1)	Nestle USA, Inc.

(1)	These companies, plus Campbell, constitute the S&P Packaged Foods Group (“Performance Peer Group”), which is used to measure TSR performance for calculation of the payout from the LTI Program.

The Committee uses the Compensation Peer Group to evaluate the competitiveness of executive compensation and uses the Performance Peer Group to measure the competitiveness of the Company’s TSR performance. The Performance Peer Group is independently selected by Standard and Poor’s based upon the similarities of the companies’ businesses in the packaged foods industry. Companies that are added to and deleted from the S&P Packaged Foods Group are automatically added to or deleted from the list of companies whose TSR rankings are compared to Campbell’s ranking for TSR performance-restricted stock units (see below). The list of companies in the S&P Packaged Foods Group is readily available through S&P. The Committee and management exercise no discretion in selecting the companies that are included in the S&P Packaged Foods Group. The use of this Performance Peer Group for the LTI Program was recommended by the Committee’s independent compensation consultant when the current LTI Program was adopted in 2005. The Committee believes that the Performance Peer Group is the appropriate group in Campbell’s industry against which to measure the Company’s TSR performance. TSR performance of the companies in the Compensation Peer Group that are not in the packaged foods industry is more likely to be affected by economic developments that do not affect the packaged foods industry.

In March 2009, the Committee reviewed the Compensation Peer Group as part of its annual benchmarking review of the competitiveness of the Company’s compensation programs. Effective for fiscal 2010, the Committee approved the following changes to the Compensation Peer Group:

●	the addition of J.M. Smucker due to its addition to the S&P Packaged Foods Group

●	the deletion of Wrigley as a result of its acquisition by Mars, Inc.; and

●	the deletion of Pfizer Inc., given its significantly larger scale and different business model following the acquisition of Wyeth.

Elements of Executive Compensation

The elements of Campbell’s executive compensation program are:

●	base salary;

●	performance-based annual incentive compensation;

●	long-term equity incentive compensation;

●	pension and nonqualified deferred compensation benefits;

●	perquisites; and

●	post-termination compensation and benefits.

The proportion of compensation delivered in each of these elements is designed to:

●	Put more compensation at risk based upon Company or business unit and individual performance for senior executives whose performance is more likely to influence the results of the executive’s business unit or function, or the results of the Company;

●	Provide the opportunity for executives to earn above-median compensation primarily through annual and long-term incentives, with performance goals that align executives’ interests directly with those of Campbell’s shareowners;

●	Provide consistency over time in the proportion of compensation opportunity among the elements, while varying actual pay based upon Company, business unit and individual performance; and

●	Be competitive with the practices in the Compensation Peer Group in order to attract, motivate and retain key executives.

Base Salary

Base salaries are intended to provide a base level of income that is competitive in relation to the responsibilities of each executive’s position. Midpoints of base salary ranges are targeted at the median of the Compensation Peer Group, reduced by regression for executive officers based on revenue by reason of the Company’s relatively small size compared to many of the companies in the Compensation Peer Group. Salary ranges and individual salaries for senior executives are reviewed annually by the Committee. The Committee considers salary levels for senior executives each September, when it also reviews the performance of those executives. Merit increases are based on the CEO’s and Committee’s assessment of individual performance. Targets for annual incentive payments and long-term incentive grants are a percentage of base salary (see below).

The Committee considers a number of factors in determining individual base salaries, including the scope of an individual’s job responsibilities, his or her individual contributions, business performance, job market conditions, the Company’s salary budget guidelines, and the individual’s current base salary as compared with those of persons in similar positions at other companies in the Compensation Peer Group, as well as within the Company. The Committee does not utilize a mathematical formula in which these factors or their interrelationships are quantified and weighted (either in general, or with respect to any individual executive). During a particular year, one factor or group of factors may play a more significant role in the determination of an executive’s base salary than in other years, based on the Committee’s judgment and discretion.

An executive’s individual performance may be assessed based upon any of his or her demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities, and personal contributions. A broad range of factors relevant to each of these areas, generally qualitative in nature, may be considered in this assessment. The Committee’s judgments regarding base salaries are also strongly influenced by the judgments and recommendations of the CEO with respect to the named executive officers other than himself. In the case of the CEO’s base salary, the assessment is made by the Committee and the Board.

Named executive officers, like other executives of the Company, have annual performance objectives which include individual goals that relate to the business performance of the Company and/or the individual’s business unit or corporate function. As indicated above, the extent to which an executive attains these objectives is one of the factors considered in determining his or her base salary for the following year. However, no single individual performance factor or specific set of individual or business performance factors is dispositive in this determination, and no specific factor or specific set of factors was material to the determinations in September 2008 concerning base salary increases for fiscal 2009 for any of the named executive officers except as noted in the following paragraph.

In September 2008, the Committee approved salary increases for each of the named executive officers except Mr. Conant, whose salary remained unchanged, and Mr. Owens, who did not join the Company until October 2008. These increases were made to maintain market competitiveness based on available market comparison data. In addition, the base salaries of Mr. McWilliams and Ms. Morrison were each increased to $650,000 in recognition of a number of factors, including the broad scope of their respective levels of responsibility.

The Committee did not increase the base salaries of any of the named executive officers in September 2009 for fiscal 2010.

Annual Incentive Plan (“AIP”)

Annual incentives are intended to motivate and reward the achievement of business goals approved by the Board of Directors in the annual Operating Plan and three-year Strategic Plan, and to assure that these goals are achieved in a manner that strengthens the business for the long term. Annual incentive targets are set at the median of the Compensation Peer Group. At the beginning of each fiscal year, the Committee establishes a competitive annual incentive target, expressed as a percent of base salary, for each executive salary level. In fiscal 2009, the annual incentive targets for senior executives, other than the CEO, ranged from 55% to 100% of base salary, with executives at the higher levels having a higher percentage at risk. These percentages are at or near the median for similar executive positions at companies in the Compensation Peer Group. The sum of the individual incentive targets for all participants (approximately 1,900 executives, managers and professionals) comprises the target incentive pool.

Since fiscal 2003, the Committee has used a Company “scorecard” in which many quantitative and qualitative goals for the Company as a whole and its business units are established at the beginning of each fiscal year for the purposes of the AIP. The goals defined in the scorecard fall within four key measurement areas relating respectively to the Company’s financial, strategic, operational and marketplace objectives. Goals identified in each area include a mix of quantitative and qualitative factors. Corresponding goals, consistent with the total Company scorecard, are established for the respective business units. The goals listed in the scorecard are not weighted in any manner.

The Company scorecard adopted in connection with the administration of the AIP for fiscal 2009 included approximately one hundred performance goals. In the financial area, for example, some of the quantitative goals for fiscal 2009 related to net sales, earnings before interest and taxes, earnings per share, profit margins, administrative expenses, marketing expenditures, free cash flow, and return on invested capital. In fiscal 2009, the adjusted EPS goal from continuing operations was $2.19, excluding certain transactions not considered to be part of the ongoing business, and the goal for net sales was $8.1 billion. Qualitative financial goals included, for example, quality of earnings and Company performance compared against the Performance Peer Group in sales and earnings growth. Marketplace goals included, for example, quantitative measures relating to consumption, and objectives relating to growth in market share for products sold by the Company’s 19 business units. For the operational and strategic areas, progress toward achievement of 74 business and workplace initiatives to deliver the annual Operating Plan and the three-year Strategic Plan were assessed. Operational goals included, for example, objectives relating to the success of new product launches, growth in distribution, the effectiveness of advertising campaigns, and improvements in employee engagement. Finally, goals in the strategic area included, among other things, objectives relating to the progress of research and development projects, new product development, portfolio optimization, and other key strategic platforms. The goals in the four measurement areas require effective execution of business plans and are difficult to attain.

After a fiscal year has ended, the Committee assesses total Company performance in light of the goals enumerated in the scorecard for that year, and, based on that assessment, determines the aggregate amount of the incentive pool for the total Company for that year. Comparable judgments are made with respect to the achievement of the goals defined in the corresponding business unit scorecards. The Committee’s determination of the overall Company score and the determinations of business unit scores are not based on any mathematical calculation or formula, and do not focus on any single performance goal. This plan intentionally provides substantial opportunity for the exercise of judgment and discretion by the Committee in determining the overall Company score and the overall scores for the respective business units. In any given year, the Committee’s assessment of total Company performance may range from 0 to 175%. AIP awards to each executive, within the limits of the approved total pool, are based on business unit/function performance and individual performance, and can vary for executive officers from 0 to 200% of the individual’s incentive target. The sum of individual awards cannot exceed the approved total AIP pool. Extraordinary items, such as major restructuring and accounting changes (whether positive or negative), are excluded in determining the AIP pool.

Each participant in the AIP has an annual incentive target, which is a percent of base salary approved by the Committee at the beginning of the year for each executive salary level. Within the limits of the total AIP pool, the award paid to a participant for a given year is determined by multiplying his or her annual incentive target for that year by (x) a percentage representing the assessment of the performance of the participant’s business unit, or, if the participant is a member of the corporate staff (that is, not within a business unit), the percentage representing the Committee’s assessment of total Company performance for the year; and (y) a percentage representing an assessment of the participant’s performance against the individual objectives established for that participant at the beginning of the fiscal year.

At the beginning of a fiscal year, the Committee also establishes a performance goal for the AIP that is applicable only to executive officers. This goal is referred to as the “162(m) performance goal.” The 162(m) performance goal for fiscal 2009 required that the Company achieve 80% of its EPS goal for the year. In fiscal 2009, the goal for adjusted EPS from continuing operations was $2.19, excluding certain transactions not considered to be part of the ongoing business. In order for an executive officer to be eligible to receive the maximum payment of 200% of his or her annual incentive target, the Company must meet the 162(m) performance goal for the year. If the Company achieves less than 80% but not less than 50% of the EPS goal, executive officers are eligible to receive a maximum of 100% of his or her annual incentive target. If the Company does not achieve at least 50% of the EPS goal, executive officers are not eligible for any AIP award. The Company’s adjusted EPS from continuing operations for fiscal 2009 was $2.22, excluding certain transactions not considered to be part of the ongoing business.

The Company’s achievement of the 162(m) performance goal does not assure that an executive officer will receive the maximum incentive award, because the Committee has retained “negative discretion” to reduce the award based upon the assessment of the performance of his or her business unit (or, in the case of an executive officer who is a member of the corporate staff, the assessment of total Company performance) in light of the goals set forth in the scorecard, and the assessment of his or her individual performance against individual annual objectives. The Committee has consistently exercised its negative discretion in determining annual incentive payments to executive officers. Although the Company has regularly achieved the 162(m) performance goal of 80% of the EPS goal established annually by the Committee over the last several years, no named executive officer in the applicable fiscal year has received an award equal to the maximum potential payment.

As indicated above, payments made to participants in the AIP are influenced by their managers’ assessments of individual performance against objectives established for each participant at the beginning of the fiscal year. In the case of named executive officers other than the CEO, the Committee’s assessments of individual performance are based primarily on the CEO’s judgments and recommendations. The assessment of the CEO’s individual performance is made by the Committee itself, with input from all directors. However, awards made to named executive officers under the AIP were so closely tied to the assessment of overall Company performance that determinations relating to individual performance for fiscal 2009 were not a significant differentiating factor for these executives.

Based on its review of the results achieved in fiscal 2009 against the objectives defined at the beginning of the year in each of the four measurement areas of the Company scorecard, the Committee made the qualitative judgments that total Company performance with respect to marketplace and strategic goals was above target and that performance with respect to financial and operational goals was on target. Based on its assessment of the Company’s overall performance in fiscal 2009, the Committee determined that the aggregate amount of the incentive pool should be 115% of target. In making this determination, the Committee applied no mathematical calculations or specific weightings to individual objectives identified in the scorecard. Its determination of the total Company score was based on its qualitative judgment of overall Company performance, with particular attention to the fact that the Company achieved most of the AIP financial goals in a challenging economic environment, delivered growth in U.S. Soup in net sales, EBIT and market share, and maintained its critical investments in emerging markets, SAP and marketing. Incentive payments to the named executive officers listed on page 34 for fiscal 2009 ranged from 104% to 127% of the target incentive amount, with an average of 116%. The annual incentive awards made to the named executive officers for fiscal 2009 are listed in the summary compensation table on page 34 in the column captioned “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation

Prior Long-Term Incentive Programs

Long-term incentives are intended to motivate and reward executives based upon the Company’s success in delivering superior value to its shareowners and to retain executives. For several years prior to fiscal 2006, Campbell used two long-term incentive programs for approximately 350 top executives, a time-lapse restricted stock program and a stock option program. The value delivered to these executives was intended to be approximately 50% of total competitive long-term incentive value for each program. For other participants (about 850 people) the long-term incentive program consisted entirely of stock options. These programs were replaced in fiscal 2006 with a new long-term incentive program which is described below. No stock options have been granted to executives after fiscal 2005 and no expense for financial reporting purposes for stock options was incurred for the named executive officers in fiscal 2009. The former programs were described in prior years’ proxy statements.

Current Long-Term Incentive (“LTI”) Program

Following a comprehensive analysis of the Company’s LTI Program, the Committee approved a new LTI Program for the period beginning in fiscal 2006, consisting of three types of restricted shares: (1) TSR performance-restricted shares which are earned based on the Company’s TSR compared to the TSRs of the companies in the Performance Peer Group over a three-year performance period; (2) EPS performance-restricted shares which are earned based on the achievement of a minimal level of EPS in each fiscal year in a three-year performance period, which is designed to qualify the payment of the shares as tax deductible; and (3) time-lapse restricted shares which vest over three years based on continued employment. In fiscal 2009 the Committee decided to modify the design of the LTI Program to use restricted share units instead of restricted shares.

For fiscal 2009, long-term incentive targets for senior executives, other than the CEO, ranged from 120% to 255% of base salary at median performance, with executives at higher levels having a higher percentage at risk. This represented a reduction in the targets used for fiscal 2008, which ranged from 128% to 285% of base salary. This reduction was designed to target total direct compensation at 10% to 15% above the median for median performance, consistent with a shift in competitive practice. For executive officers, 70% of the long-term incentive opportunity was delivered in TSR performance-restricted share units and 30% in EPS performance-restricted units. For senior executives who were not executive officers, 70% of the long-term incentive opportunity is delivered in TSR performance-restricted units and 30% in time-lapse restricted units. Linking a significant portion of long-term compensation to the Company’s TSR performance aligns the interests of executives with those of Campbell’s shareowners. Other participants in the program received a higher proportion of time-lapse restricted units and a lower proportion of TSR performance-restricted units. Dividend equivalents are paid on the units at the same time as dividends are paid to all shareowners during the performance period. The Committee has decided that, beginning with the grants to be approved in September 2010 for fiscal 2011, payment of dividend equivalents during the performance period will be eliminated. Instead, accumulated dividends will be paid when the grants are paid out, on the restricted share units that vest at the end of the performance period.

Grants under the program were made at the beginning of the fiscal year to approximately 1,200 participants, and the performance period for TSR units is the current and subsequent two fiscal years. For the past five years, equity grants have been approved by the Committee in September, which is near the beginning of the Company’s fiscal year. Individual grants were based on the executive’s level of responsibility in the Company, possession of critical skills, individual performance and future leadership potential as assessed in the Company’s human resources organization planning process. All shares paid out under the Company’s executive compensation programs were shares which were previously issued and outstanding and were reacquired by the Company.

TSR performance-restricted units are paid out based upon the Company’s TSR performance over a three-year period compared to the TSRs of the other companies in the Performance Peer Group. For fiscal years 2007-2009 and 2008-2010, the following percentage of TSR units granted at the beginning of the three-year performance period will be paid out based upon the Company’s TSR performance ranking:

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11

Percentage Payout	200%	175%	150%	125%	100%	100%	85%	70%	50%	0	0

Based on the above criteria, the payout for TSR restricted shares for the 2007-2009 performance period was 85% of the target amount.

In order to maintain focus and interest in the TSR performance-restricted unit portion of the program during the first and second years of the performance period, one-third of the TSR performance-restricted units initially granted in fiscal years 2006 through 2009 can be earned at the end of the first year, provided the Company’s TSR performance ranking is median or above during the one-year period. An additional one-third of the TSR performance-restricted units initially granted can be earned at the end of the second year, provided the Company’s TSR performance ranking is median or above during the two-year period. At the end of the three-year performance period, a participant will be paid the greater of (i) the earned units from the first two years or (ii) the TSR performance-restricted units determined by the Company’s TSR ranking for the full three-year period. The earned units will be forfeited if the participant resigns prior to the pay-out date, which is two months following the end of the three-year performance period. The Committee eliminated the ability to earn shares based on one year or two years TSR performance ranking beginning with grants to be approved in September 2010 for fiscal 2011. At the time of payment, the Committee can exercise negative discretion in determining Campbell’s ranking under the TSR performance-restricted unit portion of the program in the event of extraordinary circumstances.

In May 2008, the Committee approved modifications to the payout grid for TSR units in order to provide for no payout for bottom quartile performance and to enhance the payout percentage for strong performance. Beginning with the grant for fiscal years 2009-2011, the following percentage of TSR units granted at the beginning of the three-year performance period will be paid out based upon the Company’s TSR performance ranking:

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11	12	13

Percentage Payout	225%	200%	175%	150%	125%	125%	100%	75%	50%	50%	0	0	0

By way of illustration, if, at the end of the three-year performance period, the Committee determines that the Company’s cumulative TSR for fiscal years 2009-2011 ranks in fifth place compared with those of the other companies in the Performance Peer Group, TSR performance-restricted units granted in October 2008, at the beginning of the performance period, will be paid out at 125% of the original grants.

EPS performance-restricted units are paid out two months following the end of each fiscal year in the three-year performance period, provided that the EPS achieved in the fiscal year is at least 50% of the EPS goal for the AIP approved by the Committee for that fiscal year. This performance goal is designed to qualify the payment of EPS performance-restricted awards as deductible under Section 162(m) of the Internal Revenue Code. The payout of EPS performance-restricted units is either 0 or 100%. For fiscal 2009, the goal for adjusted EPS from continuing operations was $2.19, and actual adjusted EPS from continuing operations was $2.22. The achievement of the adjusted EPS goal for fiscal 2009 impacts one-third of the grants made in each of fiscal years 2007, 2008 and 2009. Estimated future payouts of TSR and EPS performance-restricted awards to the Company’s named executive officers are listed in the table of Grants of Plan-Based Awards on page 37.

Executive Stock Ownership

The Company requires senior executives to own shares to further align their interests with those of shareowners. In fiscal 2009 approximately the top 35 executives were required to achieve an ownership stake in the Company that was significant in comparison with the executive’s salary. Until the ownership level is achieved, executives must retain at least half of the after-tax value of each equity award in Campbell shares upon the vesting of restricted shares or exercise of options. Executive officers are prohibited from selling in a twelve-month period more than 50% of (1) the value of shares owned plus (2) the after-tax value of vested options, in excess of the applicable ownership standard.

The ownership requirements are set forth below. The ownership standard is expressed as a multiple of salary that is determined based on organization level or title. Establishing ownership standards as a multiple of base salary links the program with pay actions (i.e., base salary increases) which are performance-based, and ensures that ownership objectives remain competitive.

The ownership multiple for the CEO has been set at the market 75th percentile. Ownership standards for others covered by the program have been set at market median.

Organization Level	Multiple of Salary

CEO	6.0 x
CEO Direct Reports (including other NEOs)	3.5 x
Other Participating Executives	2.0 x

Executives may count toward these requirements the value of shares owned and shares which are deferred and fully vested in the Company’s 401(k) plan and other deferred compensation programs. Restricted shares and unexercised stock options are not counted in calculating ownership. Company policy prohibits executives from hedging the economic risk associated with fully owned shares, restricted shares and unexercised stock options.

Retirement Plans

Senior executives participate in two defined benefit plans: (1) the Retirement and Pension Plan (“Qualified Plan”) and (2) the Mid-Career Hire Pension Plan (“MCHP”). The Qualified Plan provides funded, tax-qualified benefits up to the limits allowed under the Internal Revenue Code (“IRC”) for most of the Company’s full-time U.S. employees. The MCHP provides unfunded benefits for senior executives who are hired in the middle of their careers and that are in excess of the IRC limits applicable to the Qualified Plan. Such executives give up future pension benefits that they would have earned if they remained with their prior employers. The MCHP is consistent with the Company’s objective to attract and retain experienced senior executives in order to execute the Company’s business strategies. MCHP benefits are offset by benefits paid under the Qualified Plan.

These plans prohibit duplication of benefits. The Company adopted these plans as an additional means to attract and retain employees and to provide a competitive level of pension benefits. The retirement plans provide employees, including the NEOs, the opportunity to plan for future financial needs during retirement. Other than the MCHP, the actual pension benefit is calculated on the same basis for all participants, and is based on:

●	length of service;

●	covered compensation (base salary and annual incentive); and

●	age at retirement.

Stock option gains, time-lapse restricted shares or units and performance-restricted shares or units, as well as any extraordinary remuneration, play no part in the calculation of retirement benefits. For a more detailed discussion of the retirement plans and the accumulated benefits under these plans, see the Pension Benefits table and the accompanying narrative beginning on page 41.

Deferred Compensation Plans

The Company adopted the Deferred Compensation Plans to provide an opportunity for U.S.-based participants, including the eligible NEOs, to save for future financial needs. The amount of salary and annual incentive earned by the employee is not affected by the plans. The plans essentially operate as unfunded, tax-advantaged personal savings accounts of the employee, administered by the Company, and contribute to the Company’s attractiveness as an employer. For a more detailed discussion of the deferred compensation arrangements relating to the NEOs, see the Nonqualified Deferred Compensation table and accompanying narrative on page 44.

Perquisites

The Company’s Personal Choice Program provides quarterly cash payments to executives in lieu of reimbursements for items such as tax or estate planning services or financial planning services. For NEOs, the annual cash payments range from $32,000 to $48,000, are reviewed by the Committee annually, are fully taxable to executives and are included in the Summary Compensation Table on page 34. The Committee believes that perquisite payments are appropriate to reimburse executives for financial and tax planning services or other purposes, so that the executives are not distracted from devoting their time and energy to their responsibilities to the Company. The Company also provides long-term disability protection for NEOs. Other perquisites provided by the Company to NEOs in 2009 were the payment of car and driver expenses for Mr. Conant, driver expenses for Ms. Kaden and relocation expenses for Mr. Owens. When Ms. Kaden and Mr. Conant were hired in 1998 and 2001, the Company agreed to pay these car expenses in lieu of paying for relocation expenses.

Severance Plans

The Company has severance plans for its U.S.-based exempt employees. All exempt salaried employees in the U.S., including NEOs, are covered by the plans, under which payments are based on level of responsibility, seniority and/or length of service. For the NEOs, the maximum payment under the plans is two times base salary. The payment and benefit levels defined in the Company’s severance plans for U.S.-based exempt employees have been determined primarily by reference to the amount of time customarily required for employees who are involuntarily terminated without cause to find other employment. The Company believes that, due to the relative scarcity of senior executive roles, employees at higher levels in the organization generally need more time to locate comparable positions elsewhere than those at lower levels. The Company also periodically reviews the severance benefits provided at other Fortune 500 companies. Assurance of a reasonable measure of financial security in the event of involuntary termination is important to candidates for executive positions, and the extent of the severance benefits offered by Campbell in comparison with those available at other companies is sometimes a significant factor in their evaluations of the attractiveness of opportunities at Campbell. The Company generally does not enter into employment contracts in the United States and none of the NEOs, including the CEO, have an employment contract. The Company provides the severance plans to reassure employees of assistance in their transition to new employment in the event the Company terminates their employment. For a more detailed discussion of these severance arrangements, see Potential Payments on Termination or Change in Control beginning on page 45.

Change in Control Benefits

The Company has entered into Special Change in Control Severance Protection Agreements (“Special CIC Agreements”) with the NEOs as well as all other executive officers. The Special CIC Agreements provide for severance pay and continuation of certain benefits should a change in control occur. The independent members of the Board of Directors unanimously approved entry into the Special CIC Agreements beginning in 2000. The Committee believes that the Special CIC Agreements are necessary in order to retain stability in the senior executive team in the event there is a threatened or actual change in control. The Agreement requires the occurrence of the following two events in order for an executive to receive payments and benefits: 1) the executive’s employment must be terminated involuntarily and without cause (whether actual or “constructive”); and 2) the termination must occur within two years following a change in control. The Company also has change in control provisions in its AIP, its long-term incentive plans and its U.S. retirement plans, and these provisions apply equally to all participants in the plans, including the NEOs.

Accounting and Tax Implications

Section 162(m) of the Internal Revenue Code (“IRC”) limits the tax deductibility of compensation paid to an NEO to $1 million, except to the extent the compensation is performance based. The Committee’s policy is to comply with the requirements of section 162(m) except where the Committee determines that compliance is not in the best interests of the Company and its shareowners. All annual incentive payments and restricted stock unit grants to executive officers for fiscal year 2009 met the requirements for deductibility under section 162(m). However, a tax deduction is not available under section 162(m) for the incremental amount of the base salary of a NEO that exceeds $1 million.

CEO Compensation and Evaluation

The NEOs’ compensation, other than the CEO’s compensation and the special grants described below, are not materially different from each other. The compensation components for the CEO, Douglas Conant, are consistent with the program generally described above. Mr. Conant’s compensation is designed to be competitive with the CEO compensation paid in the Compensation Peer Group and his incentive compensation is directly linked to both Company performance and his performance. The process used to review and establish Mr. Conant’s compensation for fiscal 2009 was as follows:

•	In June 2007, the Committee approved a reduction of Mr. Conant’s AIP target from 175% to 150% of base salary and a reduction in his LTI target from 615% to 565% of base salary for fiscal 2008.

•	In September 2007, the Committee increased Mr. Conant’s salary from $1,140,000 to $1,185,000.

•	In June 2008, the Committee reviewed Mr. Conant’s AIP and LTI targets and determined that the targets remained appropriate for fiscal 2009.

•	In September 2008, the Committee determined that Mr. Conant’s salary of $1,185,000 remained appropriate.

•	In June 2009, the Committee reviewed Mr. Conant’s AIP and LTI targets for fiscal 2010 and determined that they remained appropriate.

•	In September 2009, the Committee and the Board evaluated Mr. Conant’s performance based on the Company’s total performance for fiscal 2009 as measured by the scorecard approach described above under “Annual Incentive Plan,” and evaluated his personal performance in the following areas:

•	development of a long-term strategy and timely progress toward strategic objectives;

•	development and communication of a clear and consistent vision of the Company’s goals and values;

•	achievement of appropriate annual and longer-term financial goals;

•	continuous improvement of the quality, value and competitiveness of Campbell’s products and business systems;

•	management development and succession planning;

•	programs for the recruitment, training, compensation, retention and motivation of all employees;

•	spokesperson for the Company; and

•	relationship with the Board of Directors.

Based on the above review of competitive data, Company performance and Mr. Conant’s performance, on October 1, 2008, he received a grant of 125,783 TSR performance-restricted units and 53,907 EPS performance-restricted units. His annual incentive award earned in fiscal 2009 was $2,044,125. This award was based on Company performance compared to the goals for the AIP described on pages 26 through 28 and his performance as determined by the Committee and the Board in the CEO evaluation process.

CFO Transition

In April 2008, the Company announced that Robert Schiffner would resign from his position as Senior Vice President and Chief Financial Officer at the end of fiscal 2008 and retire from the Company in January 2009. In August 2008, Anthony DiSilvestro, who serves as the Controller of the Company, assumed the additional role of Acting Chief Financial Officer. Craig Owens was hired as Senior Vice President, Chief Financial Officer and Chief Administrative Officer, effective October 6, 2008. See the Summary Compensation Table and the Grant of Plan-Based Awards Table for information on Mr. Owens’ initial base salary and sign-on bonus and restructured unit grant.

Summary Compensation Table — Fiscal 2009

The following Summary Compensation Table (“SCT”) provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, Former Acting Chief Financial Officer and the three other most highly compensated executive officers (“named executive officers” or “NEOs”) for fiscal 2009, 2008 and 2007. However, fiscal 2007 information is not included for Ms. Morrison because she was not a named executive officer of the Company during fiscal 2007. In addition, fiscal 2007 and 2008 information is not included for Messrs. Owens and DiSilvestro as they were not NEOs during those periods. For a complete understanding of the table, please read the narrative disclosures that follow the table.

							Change
							In Pension
						Non-Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred	All Other
Name and				Stock	Option	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	($)	Earnings ($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Douglas R. Conant	2009	$1,185,000	$0	$6,696,253	$0	$2,044,125	$2,955,393	$226,889	$13,107,660
President and Chief Executive	2008	$1,177,500	$0	$6,028,736	$233,181	$1,866,375	$224,405	$278,554	$9,808,751
Officer	2007	$1,133,333	$0	$6,495,915	$1,782,073	$2,793,000	$883,755	$339,645	$13,427,721

B. Craig Owens	2009	$641,500	$1,350,000	$488,606	$0	$672,750	$426,950	$446,160	$4,025,966
Senior Vice President, Chief Financial Officer and Chief Administrative Officer

Anthony P. DiSilvestro	2009	$384,124	$0	$818,482	$0	$318,130	$381,569	$39,731	$1,942,036
Acting Chief Financial Officer; Vice President — Controller

Ellen Oran Kaden	2009	$622,500	$0	$1,750,083	$0	$661,924	$887,309	$165,921	$4,087,737
Senior Vice President — Law	2008	$566,333	$0	$1,532,282	$21,986	$567,000	$0	$160,386	$2,847,987
and Government Affairs	2007	$530,417	$0	$1,250,233	$173,225	$596,960	$370,429	$123,175	$3,044,439

Larry S. McWilliams	2009	$635,000	$0	$1,748,787	$0	$672,750	$845,181	$70,144	$3,971,862
SVP — Campbell Soup Co. and	2008	$553,333	$0	$1,528,759	$23,085	$493,430	$192,028	$71,238	$2,861,873
Pres. — Campbell International	2007	$516,667	$0	$1,143,478	$176,601	$582,400	$252,640	$68,544	$2,740,330

Denise M. Morrison	2009	$628,333	$0	$1,817,959	$0	$686,205	$91,230	$67,825	$3,291,552
SVP — Campbell Soup and	2008	$510,833	$0	$1,366,344	$11,992	$458,185	$573,981	$69,744	$2,991,079
Pres. — North America Soup, Sauces and Beverages

Salary (Column C)

The amounts reported represent base salaries paid to each of the NEOs for fiscal 2009, 2008 and 2007, if the individual was a NEO in those years.

Bonus (Column D)

The amount reported in this column represents a one-time cash payment to Mr. Owens in recognition of the forfeiture of short-term incentive opportunity and long-term incentive grants from Mr. Owens’ prior employment. Payments under the AIP are listed in column G.

Stock Awards (Column E)

The amounts reported represent the compensation expense recognized for financial reporting purposes in accordance with FAS 123R for restricted share awards for each of the NEOs for financial reporting purposes for fiscal 2009, 2008 and 2007. The assumptions used by the Company in calculating these amounts are included in Notes 1 and 13 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 3, 2008 (“2008 Form 10-K”). Compensation expense includes amounts from awards granted in and prior to fiscal 2009. The FAS 123R value of a grant is amortized for financial reporting purposes over the number of months to vest, except for awards to retirement-eligible participants, which are amortized over an accelerated period. To see the value of awards made to the NEOs in fiscal 2009, see the Grants of Plan-Based Awards table on page 37. To see the value actually received by the NEOs in fiscal 2009, see the Option Exercises and Stock Vested table on page 39.

The amounts reported in the SCT for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the Outstanding Equity Awards at Fiscal Year-End table on page 38.

Option Awards (Column F)

The amounts reported represent the compensation expense recognized for financial reporting purposes for the fiscal years ended August 3, 2008 and July 31, 2007 for grants of options made prior to fiscal 2006, to each of the NEOs, calculated in accordance with the provisions of FAS 123R. There was no expense recognized for stock options for executives in fiscal year 2009. The Company ceased issuing stock options to employees beginning in fiscal 2006. To see the value actually received by the NEOs in fiscal 2009, see the Option Exercises and Stock Vested table on page 39. Details for each of the outstanding option awards to NEOs can be found in the Outstanding Equity Awards at Fiscal Year-End Table on page 38.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Notes 1 and 13 to Consolidated Financial Statements in the 2008 Form 10-K. The amounts reported in the SCT for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the NEO’s continued employment.

Non-Equity Incentive Plan Compensation (Column G)

The amounts reported reflect the amounts earned and paid to the NEOs for fiscal 2009, 2008 and 2007 under the AIP. Payments under the AIP were calculated as described in the Compensation Discussion and Analysis beginning on page 26.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

The change in pension amounts reported for fiscal 2009 are comprised of changes between August 3, 2008 and August 2, 2009 in the actuarial present value of the accumulated pension benefits for each of the NEOs. The NEOs receive pension benefits under the same formula applied to all U.S. salaried employees, except for benefits accrued under the Mid-Career Hire Pension Plan. The assumptions used by the Company in calculating the change in pension value are described beginning on page 43.

The values reported in this column are theoretical, as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s consolidated audited financial statements for the years ended August 3, 2008 and August 2, 2009. The Company’s pension plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plans. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a NEO will actually accrue under the Company’s pension plans during any given year. The material provisions of the Company’s pension plans and deferred compensation plans are described beginning on page 41 and on pages 44 and 55.

The change in pension amounts for fiscal 2009 for executives was as follows: Mr. Conant: $2,926,890; Mr. Owens: $426,950; Mr. DiSilvestro: $381,569; Ms. Kaden: $887,309; Mr. McWilliams: $843,185; and Ms. Morrison: $91,230.

Messrs. Conant and McWilliams received above-market earnings (as this term is defined by the SEC) on their nonqualified deferred compensation accounts because part of their accounts were credited with interest at The Wall Street Journal indexed prime rate, which is adjusted on a monthly basis. In certain months during fiscal 2009 this rate exceeded 120% of the applicable federal long-term rate and this additional amount is included in column H. The additional amount for these executives was as follows: Mr. Conant: $28,503 and Mr. McWilliams: $1,996.

All Other Compensation (Column I)

The amounts reported reflect, for each NEO, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) amounts contributed by the Company to the 401(k) plan and the 401(k) supplemental program, which is part of the Deferred Compensation Plans; and (iii) the premiums paid by the Company for executive long-term disability benefits.

The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by the SEC rules to be separately quantified:

			401(k)
		401(k)	Supplemental
	Personal	Company	Company	Long-Term
Name	Choice(1)	Contribution	Contribution(2)	Disability	Other		Total
Douglas R. Conant	$48,000	$7,350	$82,710	$5,847	$82,982	(3)	$226,889

B. Craig Owens	$24,000	$0	$5,325	$3,445	$413,390	(4)	$446,160

Anthony P. DiSilvestro	$32,000	$5,366	$0	$2,365	$0		$39,731

Ellen Oran Kaden	$47,000	$7,350	$27,551	$5,557	$78,463	(5)	$165,921

Larry S. McWilliams	$32,000	$7,350	$25,690	$5,104	$0		$70,144

Denise M. Morrison	$32,000	$7,350	$24,433	$4,042	$0		$67,825

(1)	See page 31 for a description of the Company’s Personal Choice program

(2)	See page 44 for a description of the supplemental 401(k) program.

(3)	Other compensation consisted of $64,636 for driver expenses, $17,900 for car expenses and $446 for personal use of corporate aircraft.

(4)	Other compensation consisted of $413,390 for relocation expenses.

(5)	Other compensation consisted of $78,463 for driver expenses.

Total Compensation (Column J)

The amounts reported in column J are the sum of columns C through I for each of the NEOs. All compensation amounts reported in column J include amounts paid and amounts deferred.

Grants of Plan-Based Awards in Fiscal 2009

									All	All Other
									Other	Option
			Estimated Possible Payouts			Estimated Future Payouts			Stock	Awards:	Exercise
			Under Non-Equity Incentive			Under Equity Incentive Plan			Awards:	# of	or Base	Grant
			Plan Awards			Awards			# of	Securities	Price of	Date
									Shares	Underlying	Option	Fair
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Stock	Options	Awards	Value of
Name		Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)	($/sh)	Stock ($)
Douglas R. Conant	TSR Grant	10/1/2008	—	—	—	41,927	125,783	283,011	—	—	—	$5,936,832

	EPS Grant	10/1/2008	—	—	—	53,907	53,907	53,907	—	—	—	$2,164,366

	AIP	5/21/2008	0	$1,777,500	$3,555,000	—	—	—	—	—	—

B. Craig Owens	Sign-On Grant	11/1/2008	—	—	—	—	—	—	41,200	—	—	$1,563,540

	AIP	10/1/2008	0	$650,000	$1,300,000	—	—	—	—	—	—

Anthony P. DiSilvestro	TSR Grant	10/1/2008	—	—	—	4,132	12,398	27,895	—	—	—	$585,173

	EPS Grant	10/1/2008	—	—	—	5,314	5,314	5,314	—	—	—	$213,357

	AIP	5/21/2008	0	$251,486	$502,972	—	—	—	—	—	—

Ellen Oran Kaden	TSR Grant	10/1/2008	—	—	—	10,802	32,408	72,918	—	—	—	$1,529,625

	EPS Grant	10/1/2008	—	—	—	13,889	13,889	13,889	—	—	—	$557,643

	AIP	5/21/2008	0	$564,300	$1,228,600	—	—	—	—	—	—

Larry S. McWilliams	TSR Grant	10/1/2008	—	—	—	8,767	26,302	59,179	—	—	—	$1,241,428

	EPS Grant	10/1/2008	—	—	—	11,272	11,272	11,272	—	—	—	$452,571

	Special Grant	10/1/2008	—	—	—	—	—	—	13,500	—	—	$542,025

	AIP	5/21/2008	0	$585,000	$1,170,000	—	—	—	—	—	—

Denise M. Morrison	TSR Grant	10/1/2008	—	—	—	8,141	24,423	54,951	—	—	—	$1,152,741

	EPS Grant	10/1/2008	—	—	—	10,467	10,467	10,467	—	—	—	$420,250

	Special Grant	10/1/2008	—	—	—	—	—	—	13,500	—	—	$542,025

	AIP	5/21/2008	0	$585,000	$1,170,000	—	—	—	—	—	—

The Compensation Committee sets annual grant targets for executives participating in the LTI Program. The dollar targets are expressed as a percentage of salary and converted to units based upon the average closing stock price during the last 20 trading days in the month of August. The Committee’s practice is to approve LTI grants at its September meeting with a grant date of October 1. The performance period for the grant is fiscal years 2009-2011. The target units are credited to the executives on the grant date. For units granted in fiscal 2009, dividend equivalents are paid on the units at the same time that dividends are paid to all shareowners during the performance period. The Committee has decided that, beginning with the grants to be approved in September 2010 for fiscal 2011, payment of dividend equivalents during the performance period will be eliminated. Instead, accumulated dividends will be paid when the grants are paid out, on the restricted share units that vest at the end of the performance period. The Compensation Committee certifies the attainment of performance goals, and any earned shares are distributed to participants following the end of the applicable performance period. The performance period for TSR units is fiscal years 2009-2011. One-third of EPS units are paid based on EPS performance in each of fiscal years 2009, 2010 and 2011. See the description in the CD&A beginning on page 28 for information about targets, performance goals and payment of shares. The grants have specific rules related to the treatment of the units in the event of termination for cause, voluntary resignation, retirement, involuntary termination and change in control. These provisions are described under Potential Payments Upon Termination or Change in Control beginning on page 45. The amount recognized for financial reporting purposes for fiscal 2009 under FAS 123R for the target grants listed above is included in column (e) (Stock Awards) in the SCT on page 34.

Mr. Owens received a grant of 41,200 restricted units in recognition of the forfeiture of long-term incentive awards and short-term opportunity from his prior employment. One-half of these units will vest two years from the grant date and the other half will vest three years from the grant date, provided that Mr. Owens continues to be employed by the Company on the applicable vesting date.

Mr. McWilliams and Ms. Morrison each received a special retention grant of 13,500 time-lapse restricted units on October 1, 2008. These units will vest three years from the grant date, provided that they continue to be employed by the Company on the vesting date.

The amounts listed under the Estimated Possible Payments under Non-Equity Awards Columns represent the minimum, target and maximum payouts for each executive under the AIP for fiscal 2009. Actual amounts awarded to each NEO are listed in the Summary Compensation Table on page 34.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock options and restricted stock or units by the NEOs. This table includes unexercised option awards; unvested time-lapse restricted shares or units; and unvested performance-restricted shares or units. Each equity grant is shown separately for each NEO. The vesting schedule for the grants is shown following this table, based on the grant date. The market value of the stock awards is based on the closing market price of Campbell stock as of July 31, 2009, which was $31.03. The performance-restricted shares, which were initially granted on September 28, 2006, October 1, 2007 or October 1, 2008 are subject to specific goals during the performance period as explained in the CD&A beginning on page 28. The market value as of July 31, 2009, shown below assumes the satisfaction of these goals. For additional information about the option awards and restricted stock awards prior to fiscal 2009, see the description of long-term incentive compensation in the CD&A beginning on page 28.

	Option Awards(1)						Stock Awards(2)
				Equity						Equity	Equity
				Incentive						Incentive	Incentive
				Plan						Plan	Plan
		Number of	Number of	Awards:						Awards:	Awards:
		Securities	Securities	Number of					Market	Number	Market
		Underlying	Underlying	Securities				Number of	Value of	of Shares	Value of
	Grant	Unexercised	Unexercised	Underlying				Shares or	Shares or	or Units	Shares or
	Date	Options	Options	Unexercised	Option	Option	Grant	Units of	Units of	of	Units of
	for	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Date for	Unvested	Unvested	Unvested	Unvested
	Options	(#)	(#)	Options (#)	Price ($)	Date	Restricted	Stock (#)	Stock ($)	Stock (#)	Stock ($)
Name	(a)	(b)	(c)	(d)	(e)	(f)	Shares	(g)	(h)	(i)	(j)
Douglas R. Conant	1/8/2001	1,000,000	0	—	$32.41	1/8/2011	9/28/2006			125,934	$3,907,732
	9/28/2001	900,000	0	—	$27.99	9/28/2011	10/1/2007			122,585	$3,803,813
	7/25/2002	310,695	0	—	$22.95	7/25/2012	10/1/2008			125,783	$3,903,046
	9/25/2003	904,000	0	—	$26.84	9/25/2013	9/28/2006			17,991	$558,261
	9/23/2004	805,000	0	—	$26.36	9/23/2014	10/1/2007			35,025	$1,086,826
							10/1/2008			53,907	$1,672,734

B. Craig Owens							11/1/2008	41,200	$1,278,436

Anthony P. DiSilvestro	7/25/2002	53,235	0	—	$22.95	7/25/2012	4/22/2008	8,000	$248,240
	9/25/2003	40,000	0	—	$26.84	9/25/2013	9/28/2006			12,390	$384,462
	9/23/2004	42,310	0	—	$26.36	9/23/2014	10/1/2007			13,518	$419,464
							10/1/2008			12,398	$384,710
							9/28/2006			1,770	$54,923
							10/1/2007			3,862	$119,838
							10/1/2008			5,314	$164,893

Ellen Oran Kaden	6/22/2000	81,250	0	—	$29.59	6/22/2010	9/28/2006			27,020	$838,431
	9/28/2001	108,000	0	—	$27.99	9/28/2011	10/1/2007			28,303	$878,242
	7/25/2002	86,250	0	—	$22.95	7/25/2012	10/1/2008			32,408	$1,005,620
	9/25/2003	100,000	0	—	$26.84	9/25/2013	9/28/2006			3,860	$119,776
	9/23/2004	75,900	0	—	$26.36	9/23/2014	10/1/2007			9,565	$296,802
							10/1/2008			13,889	$430,976

Larry S. McWilliams	7/25/2002	51,750	0	—	$22.95	7/25/2012	10/1/2008	13,500	418,905
	9/25/2003	90,000	0	—	$26.84	9/25/2013	9/28/2006			28,070	$871,012
	9/23/2004	79,695	0	—	$26.36	9/23/2014	10/1/2007			36,739	$1,140,011
							10/1/2008			26,302	$816,151
							9/28/2006			4,010	$124,430
							10/1/2007			10,497	$325,722
							10/1/2008			11,272	$349,770

Denise M. Morrison	4/28/2003	65,000	0	—	$22.10	4/28/2013	10/1/2008	13,500	$418,905
	9/25/2003	62,000	0	—	$26.84	9/25/2013	9/28/2006			23,800	$738,514
	9/23/2004	41,400	0	—	$26.36	9/23/2014	10/1/2007			28,704	$890,685
							10/1/2008			24,423	$757,846
							9/28/2006			3,400	$105,502
							10/1/2007			9,387	$291,279
							10/1/2008			10,467	$324,791

(1)	All options vested in accordance with the following schedule:

•	the first 30% vested on the first anniversary of the grant date;

•	an additional 30% vested on the second anniversary of the grant date; and

•	an additional 40% vested on the third anniversary of the grant date.

(2)	The different stock awards vest as explained below.

The time-lapse restricted shares listed in column (g) for Mr. Owens will vest in 50% increments on the second and third anniversary of the grant date; the time-lapse restricted shares for Mr. DiSilvestro will vest two years from the grant date. The grants for Ms. Morrison and Mr. McWilliams will vest three years from the grant date.

The performance-restricted shares listed in column (i) vest in accordance with the following schedule:

Grant Dates	Vesting Schedule

9/28/2006, 10/1/2007 and 10/1/2008	The TSR performance-restricted shares which are listed first in column (i), vest 100% in 3 years provided the Company achieves a TSR ranking that results in a 100% payment (see pages 28-30 of the CD&A). The EPS performance-restricted shares which are listed second in column (i), vest 1/3 in 1 year; 1/3 in 2 years; and 1/3 in 3 years, provided the fiscal year EPS performance goal is achieved (see page 30 of the CD&A).

Option Exercises and Stock Vested in Fiscal 2009

The following table provides information, for the NEOs on (1) stock option exercises during fiscal 2009, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares	Value Realized
	on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Douglas R. Conant(1)	71,980	$1,125,032	274,236	$10,375,271
B. Craig Owens	0	0	0	0
Anthony P. DiSilvestro(2)	0	0	30,660	$1,134,237
Ellen Oran Kaden(3)	0	0	60,298	$2,172,902
Larry S. McWilliams(4)	93,500	$772,976	61,600	$2,285,808
Denise M. Morrison(5)	0	0	50,061	$1,841,904

(1)	The dollar value realized on exercise of stock options reflects the total pre-tax value realized (Campbell stock price at exercise minus the option’s exercise price), not the grant date fair value or recognized compensation expense disclosed elsewhere in the proxy statement. Mr. Conant acquired 17,990 EPS performance-restricted shares with a market price of $38.60 on September 30, 2008. In addition, his deferred compensation account was credited with: 196,875 fully vested Campbell stock units, upon the vesting of TSR performance-restricted shares at 125% of the initial grant amount on September 30, 2008; 19,359 fully vested Campbell stock units on April 1, 2009, upon the vesting of time-lapse restricted shares, and 40,012 fully vested Campbell stock units on September 30, 2008, upon the vesting of EPS performance-restricted shares. He had elected to defer these shares to the Campbell stock fund in the Deferred Compensation Plans shortly after the grant dates.

(2)	Mr. DiSilvestro acquired 4,534 shares with a market price of $27.74 on April 1, 2009, upon the vesting of time-lapse restricted shares; 20,125 shares with a market price of $38.60 on September 30, 2008 upon the vesting of TSR performance-restricted shares; and 6,001 shares with a market price of $38.60 on September 30, 2008, upon the vesting of EPS performance-restricted shares.

(3)	Ms. Kaden acquired 9,034 shares with a market price of $27.74 on April 1, 2009, upon the vesting of time-lapse restricted shares; 13,812 shares at a market price of $34.51 on September 23, 2008, upon the vesting of TSR performance-restricted shares; 18,988 shares at a market price of $38.60 on September 30, 2008 upon the vesting of TSR performance-restricted shares; and 13,292 shares with a market price of $38.60 on September 30, 2008, upon the vesting of EPS performance-restricted shares. The number of shares acquired on vesting of stock awards in the table also includes 5,172 TSR performance-restricted shares with a market value of $38.60 whose vesting was accelerated for purposes of satisfying a tax withholding obligation with respect to 11,158 TSR performance-restricted shares that were deemed taxable under the banking feature of the LTI Program.

(4)	The dollar value realized on exercise of stock options reflects the total pre-tax value realized (Campbell stock price at exercise minus the option’s exercise price), not the grant-date fair value or recognized compensation expense disclosed elsewhere in the proxy statement. Mr. McWilliams acquired 8,467 shares with a market price of $27.74 on April 1, 2009, upon the vesting of time-lapse restricted shares; 39,375 shares with a market price of $38.60 on September 30, 2008, in connection with the vesting of TSR performance-restricted shares; and 13,758 shares with a market price of $38.60 on September 30, 2008, upon the vesting of EPS performance-restricted shares.

(5)	Ms. Morrison acquired 4,667 shares with a market price of $27.74 on April 1, 2009, upon the vesting of time-lapse restricted shares; 29,750 shares with a market price of $38.60 on September 30, 2008, upon the vesting of TSR performance-restricted shares; and 11,493 shares with a market price of $38.60 on September 30, 2008, in connection with the vesting of EPS performance-restricted shares. The number of shares acquired on vesting of stock awards in the table also includes 4,151 TSR performance-restricted shares with a market value of $29.02 whose vesting was accelerated for purposes of satisfying a tax withholding obligation with respect to unvested TSR performance-restricted shares that were deemed taxable prior to vesting due to Ms. Morrison’s having reached retirement eligibility under the LTI Program.

Pension Benefits

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Douglas R. Conant	Retirement and Pension Plan	8.6	$160,900	$0

	Mid-Career Hire Pension Plan	8.6	$11,575,774	$0

B. Craig Owens	Retirement and Pension Plan	0.8	$29,788	$0

	Mid-Career Hire Pension Plan	0.8	$397,162	$0

Anthony P. DiSilvestro	Retirement and Pension Plan	13.2	$246,547	$0

	Mid-Career Hire Pension Plan	13.2	$904,742	$0

Ellen Oran Kaden	Retirement and Pension Plan	11.3	$336,009	$0

	Mid-Career Hire Pension Plan	11.3	$3,683,593	$0

Larry S. McWilliams	Retirement and Pension Plan	8.4	$137,350	$0

	Mid-Career Hire Pension Plan	8.4	$1,985,145	$0

Denise M. Morrison	Retirement and Pension Plan	6.3	$116,904	$0

	Mid-Career Hire Pension Plan	6.3	$1,978,456	$0

Senior executives participate in two defined benefit plans: (1) the Retirement and Pension Plan (“Qualified Plan”) and (2) the Mid-Career Hire Pension Plan (“MCHP”).

The Qualified Plan

The Qualified Plan was established and designed to provide funded, tax-qualified pension benefits for eligible U.S.-based employees of the Company up to the limits allowed under the IRC. The Qualified Plan became a cash balance pension plan on May 1, 1999. Participants who had an accrued benefit as of April 30, 1999 are eligible to receive the greater of their pension benefit under the prior plan formula, which is based on final average pay, or the cash balance benefit. Employees who became participants in the Qualified Plan on or after May 1, 1999 are eligible only for the cash balance benefit. All of the NEOs, with the exception of Ms. Kaden, became participants in the Qualified Plan after May 1, 1999.

A participant in the Qualified Plan receives an account consisting of an opening account balance, pay credits and interest credits.

•	Opening Account Balance: If an employee was an active participant on April 30, 1999, he or she would receive an opening account balance consisting of an age 65 benefit accrued under the Qualified Plan as of December 31, 1998, converted to a lump sum cash value using an interest rate of 5.25% and the 1983 unisex Group Annuity Mortality table. If an employee became a participant on or after May 1, 1999, the opening account balance is zero.

•	Pay Credits: Pay credits equal a percentage of a participant’s eligible compensation, which is limited by the IRC. Pay credits are credited as of the last day of each calendar year and made based upon the following formula:

Age as of December 31
of Prior Calendar Year	Pay Credit Rate

Less than 30	4.5%
30 but less than 40	5.5%
40 but less than 50	7.0%
50 but less than 60	8.0%
60 or more	9.0%

If a participant terminates employment before the end of a calendar year, he or she will be credited with pay credits as of the last day of the month in which the employment ended.

•	Interest Credits: Interest is credited to a participant’s cash balance account as of the last day of each calendar year and is based on the average annual yield on the 30-year U.S. Treasury securities for the November of the prior calendar year. Interest credits will never be less than 2.5% or more than 10%.

Eligible compensation includes non-deferred base pay and AIP payments, deferred compensation attributable to pre-tax contributions for medical and dental premiums and 401(k) plan deferrals. Under the Qualified Plan, the named executive officers are not eligible for unreduced benefits before attaining the normal retirement age of 65. The only exception is Ms. Kaden, who will be eligible for an unreduced benefit after attaining age 62. In addition, the Company does not credit extra service beyond the actual years of an employee’s participation in the plan. Qualified Plan participants are 100% vested in their accrued benefit after attaining three years of service. Lump sum payments are available as a form of distribution under the Qualified Plan.

The Present Value of Accumulated Benefit is the lump sum present value of the annual pension benefit that was earned as of August 2, 2009, and that would be payable at age 65. The present value of accumulated benefits for the Qualified Plan was determined in the same manner for all named executive officers, except for Ms. Kaden.

Because Ms. Kaden had an accrued benefit on April 30, 1999, her benefit is determined using the prior plan formula of 1% of her Final Average Pay up to the Social Security Covered Compensation amount plus 1.5% of her Final Average Pay in excess of the Social Security Covered Compensation times her years of service. Final Average Pay is the average of eligible compensation earned in the highest 5 calendar years, whether or not consecutive, during the last 10 years of employment. Social Security Covered Compensation is the un-indexed average of the taxable wage base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant ceases to be an employee of the Company. Under the prior plan formula, if a participant continues to work with the Company until at least age 55 with 5 years of service, the benefit is reduced 5% per year for each year that the benefit commences prior to age 62. If the participant terminates employment after attaining age 62, he or she is eligible for an unreduced benefit. The present value of Ms. Kaden’s accumulated benefit is the lump sum present value of the annual pension benefit that was earned as of August 2, 2009, and that would be payable at age 62.

The Mid-Career Hire Pension Plan (“MCHP”)

The MCHP is an unfunded, nonqualified plan for certain U.S.-based senior executives. It is intended to provide a participant with a pension benefit which approximates the pension earned by an employee who worked his or her entire career for the Company. The Company established the MCHP to attract and retain more experienced executives who were hired mid-career and would be unable to accumulate a full pension over an entire career with a single employer. The MCHP also provides benefits in excess of the IRC limits that are applicable to the Qualified Plan.

The benefit provided under the MCHP is payable as an annuity beginning on the first day of the seventh month following termination of employment. Depending on a participant’s age and years of service, he or she will be eligible to receive an MCHP benefit under either the income replacement formula or the excess benefit formula. If a participant satisfies the eligibility criteria such that he or she is eligible for an MCHP benefit under both formulas, the formula resulting in the higher benefit shall apply.

Income Replacement Formula

A participant who is age 55 with at least 5 years of employment is eligible for an MCHP benefit under the income replacement formula. If such a participant terminates employment on or after age 62, the MCHP benefit is calculated as an annual single life annuity equal to 37.5% of a participant’s Adjusted Final Pay reduced by the Qualified Plan benefit. If the participant terminates before age 62, the single life annuity will be reduced by 5% per year for each year that the benefit commences prior to age 62. Adjusted Final Pay is equal to the average of eligible compensation earned in the highest 5 calendar years, whether or not consecutive, during the last 10 years of a participant’s career as a covered employee. Participants are eligible for unreduced pensions under the income replacement formula beginning at age 62.

Excess Benefit Formula

A participant who has at least 3 years of service is eligible for an MCHP benefit under the excess benefit formula. If such a participant terminates employment on or after 3 years of service, the benefit is calculated using the pension formula under the Qualified Plan described above but only on eligible compensation in excess of the IRC limit on compensation. Participants shall receive reduced pensions under the excess benefit formula if they begin to receive payments before normal retirement age, which is age 65.

The MCHP defines eligible compensation in the same manner as in the Qualified Plan. In addition, the MCHP provides benefit accruals on base pay or AIP payments that are deferred. Mr. Conant, Ms. Kaden and Ms. Morrison are vested in the MCHP benefit using the income replacement formula as they have satisfied the age and service criteria. Mr. McWilliams and Mr. DiSilvestro have vested in the MCHP benefit using the excess benefit formula. Currently, none of the NEOs have attained age 62. The Company does not grant extra years of service for the pension benefit portion of the MCHP benefit. The Present Value of Accumulated Benefit is the lump sum present value of the annual pension benefit that was earned as of August 2, 2009, and that would be payable under the MCHP at age 62. A lump sum form of payment was used for purposes of completing the Pension Benefit Table, although a lump sum form of payment is not available under the MCHP.

Assumptions

For purposes of determining the Present Value of Accumulated Benefits, the following assumptions were used:

Fiscal Year Ended	2009	2008	2007
FAS 87 Discount Rate	6.0%	7.0%	6.5%
Retirement Age for Qualified Plan	65 for cash balance or 62 for the prior plan formula	65 for cash balance or 62 for the prior plan formula	65 for cash balance or 62 for the prior plan formula
Retirement Age for MCHP	62	62	62
Pre-retirement Mortality or Disability	None	None	None
Post-retirement Mortality	1994 GAM M/F	1994 GAM M/F	1994 GAM M/F
Cash Balance Interest Rate	4.25%	4.75%	5.00%
Form of Payment	Lump sum using FAS 87 assumption methods	Lump sum using FAS 87 assumption methods	Lump sum using FAS 87 assumption methods

The accumulated benefit is calculated based on credited service and pay as of August 2, 2009. The values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated and presented according to SEC requirements. These values are based on assumptions used in preparing the Company’s consolidated audited financial statements for the year ended August 2, 2009. The Company’s pension plans use a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plans. Using applicable plan assumptions, the lump sum present value of the two defined benefit plans combined for each NEO as of August 2, 2009 and payable as of September 1, 2009 was as follows: Mr. Conant: $12,047,235; Mr. Owens: $0; Mr. DiSilvestro: $970,296; Ms. Kaden: $4,206,738; Mr. McWilliams: $613,462; and Ms. Morrison: $2,022,614. All benefit calculations set forth in this narrative and on the Pension Benefit Table are estimates only; actual benefits will be based on data, applicable plan assumptions, pay and service at time of retirement.

Nonqualified Deferred Compensation

					Aggregate
			Registrant		Withdrawals/
			Contributions	Aggregate	Distributions	Aggregate
		Executive	in	Earnings in	in	Balance at
		Contributions in	Last Fiscal	Last Fiscal	Last Fiscal	Fiscal Year
		Last Fiscal Year	Year	Year	Year	End (1)
Name	Plan Name	($)	($)	($)	($)	($)
Douglas R. Conant	Deferred Compensation Plan I	$0	$0	$(346,285)	$0	$7,726,037
	Deferred Compensation Plan II	$9,883,383	$82,710	$(2,405,156)	$0	$16,824,202
B. Craig Owens	Deferred Compensation Plan I	$0	$0	$0	$0	$0
	Deferred Compensation Plan II	$0	$5,325	$516	$0	$0
Anthony P. DiSilvestro	Deferred Compensation Plan I	$0	$0	$(137)	$0	$1,230
	Deferred Compensation Plan II	$0	$0	$(459)	$0	$4,115
Ellen Oran Kaden	Deferred Compensation Plan I	$0	$0	$(119,825)	$0	$1,075,406
	Deferred Compensation Plan II	$0	$27,551	$(10,924)	$0	$101,251
Larry S. McWilliams	Deferred Compensation Plan I	$0	$0	$(9,154)	$0	$341,972
	Deferred Compensation Plan II	$0	$25,690	$(10,017)	$0	$94,415
Denise M. Morrison	Deferred Compensation Plan I	$0	$0	$(1,616)	$0	$14,501
	Deferred Compensation Plan II	$0	$24,433	$(64,617)	$0	$584,713

(1)	The amounts listed for Mses. Kaden and Morrison, and Messrs. Conant and McWilliams include amounts previously reported in summary compensation tables as annual incentive payments or the value of grants of restricted stock.

The Deferred Compensation Plans are unfunded and maintained for the purpose of providing the Company’s U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Currently, participants may defer a portion of their base salaries and annual incentive compensation. The ability of executives to defer all or a portion of their long-term incentive awards was eliminated beginning in fiscal 2009.

Each participant’s contributions to the plans are credited to an investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. For new deferrals, six investment choices are available, including the Campbell Stock Account. In addition to the Stock Account, participants have the opportunity to invest in book accounts that track the performance of: (i) Fidelity’s Spartan U.S. Equity Index Fund; (ii) Fidelity’s Puritan Fund; (iii) Fidelity’s Spartan Extended Market Index Fund; (iv) Fidelity’s Spartan International Index Fund; and (v) a book account that credits interest at the Wall Street Journal indexed prime rate. A participant may reallocate his or her investment account at any time among the six investment choices, except that (i) restricted stock awards must be invested in the Stock Account during the restriction period, and (ii) reallocations of the Stock Account must be made in compliance with the Company’s policies on trading Company stock. Dividends on amounts invested in the Stock Account may be reallocated among the six investment accounts.

The Company credits a participant’s account with an amount equal to the matching contribution that the Company would have made to the participant’s 401(k) plan account if the participant had not deferred compensation under the plans. In addition, for those individuals whose base salary and annual incentive compensation exceed the IRC indexed compensation limit for the 401(k) plan ($225,000 for calendar 2007, $230,000 for calendar 2008 and $245,000 for calendar 2009) and who defer 5% of eligible pay to the 401(k) plan, the Company credits such individual’s account with an amount equal to the matching contribution the Company would have made to the 401(k) plan but for the compensation limit (supplemental 401(k) program). These Company contributions vest in 20% increments over the participant’s first five (5) years of credited service; after the participant’s first five (5) years of service, the Company contributions vest immediately. With the exception of Mr. Owens, all of the NEOs have completed five years of service and therefore all Company contributions are fully vested. Except as described above, there is no Company match on deferred compensation.

Potential Payments upon Termination or Change in Control

The following section describes potential incremental payments upon termination of a NEO’s employment under various circumstances.

Termination for Cause

In the event of termination for cause, a NEO will forfeit any:

•	unpaid annual incentive compensation;

•	unvested time-lapse restricted shares and performance-restricted shares or units; and

•	all unexercised stock options, whether or not vested.

The NEO will be entitled to any vested pension benefit and vested balance in his or her deferred compensation account.

Voluntary Resignation

In the event of voluntary resignation prior to the end of a fiscal year, a NEO will forfeit any:

•	annual incentive compensation for that fiscal year; and

•	unvested time-lapse restricted shares and performance-restricted shares or units.

The NEO will be entitled to any vested pension benefits and vested balance in his or her deferred compensation account, and can exercise any outstanding vested stock options within three months of the officer’s last day of employment.

Retirement

In the event of retirement after attaining age 55 and 5 years of service, a NEO will be entitled to:

•	A pro rata portion of any annual incentive compensation for the current fiscal year based upon length of employment during the year. The pro rata portion will be paid out based upon business unit/function performance and individual performance as explained in the CD&A.

•	100% of any unvested time-lapse restricted shares or units, provided that the executive officer retires at least six months after the grant date. However, the special retention grants made in October 2008 to Ms. Morrison and Mr. McWilliams require that they continue to be employed by the Company on the date of vesting.

•	A pro rata portion of any TSR performance-restricted shares or units based upon length of employment during the three-year restriction period, provided the executive officer retires at least six months after the grant date. The pro rata portion will be paid out at the end of the restriction period based upon the Company’s TSR ranking as explained in the CD&A.

•	100% of any EPS performance-restricted shares or units at the end of the restriction period based upon the Company’s EPS performance as explained in the CD&A, provided the NEO retires at least six months after the grant date.

The NEO will be entitled to any vested pension benefit and vested balance in his or her deferred compensation account, and can exercise any outstanding stock options through the end of the option expiration period.

Involuntary Termination

In the event of involuntary termination by the Company for any reason other than cause, a NEO will be entitled to:

•	A pro rata portion of any annual incentive compensation based upon length of employment during the fiscal year, provided the officer was employed for at least three months in the fiscal year. The pro rata portion will be paid out based upon business unit/function performance and individual performance as explained in the CD&A.

•	A pro rata portion of any unvested time-lapse restricted shares or units based upon length of employment during the applicable restriction period.

•	A pro rata portion of any TSR performance-restricted shares or units based upon length of employment during the three-year restriction period, provided the executive officer’s employment continued at least six months after the grant date. The pro rata portion will be paid out at the end of the restriction period based upon the Company’s TSR ranking as explained in the CD&A.

•	A pro rata portion of any EPS performance-restricted shares or units based upon length of employment during the restriction period, provided the executive officer’s employment continued at least six months after the grant date. The pro rata portion will be paid out at the end of the restriction period based upon the Company’s EPS performance as explained in the CD&A.

The NEO will be entitled to any vested pension benefit and vested balance in any deferred compensation account, and can exercise any vested outstanding stock options for a period of three years following the officer’s last day of employment.

The Company has a regular severance policy that applies to all the executive officers, including the NEOs. An executive officer will receive severance benefits equal to two times the officer’s base salary if the officer’s employment is involuntarily terminated by the Company without cause, except for change in control severance benefits which are described below. The severance benefits also include the continuation of medical benefits and life insurance unless the executive obtains medical benefits or life insurance from another employer.

In order to receive severance payments executive officers must execute severance agreements that contain provisions prohibiting the executive officer from disparaging the Company, soliciting Company employees to work elsewhere and competing with the Company.

Change in Control

Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;

(ii)	the persons serving as directors of the Company as of September 28, 2000, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;

(iii)	a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or

(iv)	a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

Under the Special CIC Agreements with the NEOs, severance pay would equal two and one half years’ base salary and annual incentive, medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive’s 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company’s pension and 401(k) plans had the executive remained in the employ of the Company for an additional 30 months or until his or her 65th birthday, if earlier. The payments of these amounts are listed as “other payments” in the following tables.

Upon a Change in Control and termination of employment within two years, all restrictions upon any time-lapse restricted shares would lapse immediately and all such shares would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of any performance-restricted shares or (ii) a pro rata portion of such performance-restricted shares based on the portion of the performance period that has elapsed to the date of the change in control.

During any fiscal year in which a Change in Control occurs, each participant in the Annual Incentive Plan (a) whose employment is terminated prior to the end of such year or (b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the AIP for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. The Special CIC Agreements provide for “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments/benefits.

The following tables display the incremental payments that would be made and the value of options or restricted stock that would vest in the event of termination for the reasons listed. The amounts included in equity listed for performance-restricted shares or units assume that the applicable performance goal is 100% attained, except in the event of a change in control. The amounts listed assume that termination occurred as of July 31, 2009, when the Company’s stock price was $31.03. The NEOs would be entitled to any vested pension benefits and any vested amounts in deferred compensation accounts that are disclosed above under “Pension Benefits” and “Nonqualified Deferred Compensation.” If a NEO is eligible to retire, the amounts listed below for voluntary resignation and retirement are the same.

Douglas R. Conant

			Involuntary
Incremental Benefits and Payments Upon	Voluntary		Termination
Termination	Resignation	Retirement	Without Cause	Change-in-Control
Compensation:
- Annual Incentive Plan (AIP) Award	—	—	—	$552,188
- Equity	$10,417,205	$10,417,205	$10,417,205	$10,176,040
Benefits & Perquisites:
- Health and Welfare Benefits	—	—	$34,386	$42,983
Severance:
- Cash	—	—	$2,370,000	$8,786,719
- Excise Tax Gross-Up	—	—	—	$9,263,000
- Other Payments	—	—	—	$1,310,067

TOTAL:	$10,417,205	$10,417,205	$12,821,591	$30,130,997

B. Craig Owens

			Involuntary
Incremental Benefits and Payments Upon	Voluntary		Termination
Termination	Resignation	Retirement	Without Cause	Change-in-Control
Compensation:
- Annual Incentive Plan (AIP) Award	—	—	—	—
- Equity			$399,511	$1,278,436
Benefits & Perquisites:
- Health and Welfare Benefits	—	—	$33,530	$41,913
Severance:
- Cash	—	—	$1,560,000	$3,575,000
- Excise Tax Gross-Up	—	—	—	$2,699,000
- Other Payments	—	—	—	$3,861,052

TOTAL:			$1,993,041	$11,455,401

Anthony P. DiSilvestro

			Involuntary
Incremental Benefits and Payments Upon	Voluntary		Termination
Termination	Resignation	Retirement	Without Cause	Change-in-Control
Compensation:
- Annual Incentive Plan (AIP) Award	—	—	—	$55,790
- Equity			$1,119,190	$1,287,435
Benefits & Perquisites:
- Health and Welfare Benefits	—	—	$30,862	$38,578
Severance:
- Cash	—	—	$773,802	$1,735,443
- Excise Tax Gross-Up	—	—	—	—
- Other Payments	—	—	—	$601,831

TOTAL:			$1,923,854	$3,719,077

Ellen Oran Kaden

			Involuntary
Incremental Benefits and Payments Upon	Voluntary		Termination
Termination	Resignation	Retirement	Without Cause	Change-in-Control
Compensation:
- Annual Incentive Plan (AIP) Award	—	—	—	$17,680
- Equity	$2,455,435	$2,455,435	$2,455,435	$2,390,706
Benefits & Perquisites:
- Health and Welfare Benefits	—	—	$22,368	$27,960
Severance:
- Cash	—	—	$1,254,000	$3,022,450
- Excise Tax Gross-Up	—	—	—	—
- Other Payments	—	—	—	$370,823

TOTAL:	$2,455,435	$2,455,435	$3,731,803	$5,829,619

Larry S. McWilliams

			Involuntary
Incremental Benefits and Payments Upon	Voluntary		Termination
Termination	Resignation	Retirement	Without Cause	Change-in-Control
Compensation:
- Annual Incentive Plan (AIP) Award	—	—	—	—
- Equity	—	—	$2,406,842	$2,890,755
Benefits & Perquisites:
- Health and Welfare Benefits	—	—	$22,950	$28,688
Severance:
- Cash	—	—	$1,300,000	$3,087,500
- Excise Tax Gross-Up	—	—	—	$2,132,000
- Other Payments	—	—	—	$2,457,502

TOTAL:	—	—	$3,729,792	$10,596,445

Denise M. Morrison

			Involuntary
Incremental Benefits and Payments Upon	Voluntary		Termination
Termination	Resignation	Retirement	Without Cause	Change-in-Control
Compensation:
- Annual Incentive Plan (AIP) Award	—	—	—	—
- Equity	$2,173,869	$2,173,869	$2,290,231	$2,527,207
Benefits & Perquisites:
- Health and Welfare Benefits	—	—	$22,210	$27,763
Severance:
- Cash	—	—	$1,300,000	$3,087,500
- Excise Tax Gross-Up	—	—	—	$2,779,000
- Other Payments	—	—	—	$949,302

TOTAL:	$2,173,869	$2,173,869	$3,612,441	$9,370,772

Director Compensation

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned or	Stock	Option	Non-Equity	Deferred Comp	All Other
	Paid in	Awards	Awards	Incentive Plan	Earnings	Compensation
	Cash	(1)	(4)	Compensation	(5)	(6)	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edmund M. Carpenter	$101,000	$101,000		$0	$0	—	$202,000
Paul R. Charron	$103,000	$103,000	$9,898	$0	$2,154	—	$218,052
Bennett Dorrance	$98,000	$98,000		$0	$0	—	$196,000
Harvey Golub	$323,000	$323,000		$0	$0	—	$646,000
Randall W. Larrimore	$100,000	$100,000		$0	$0	—	$200,000
Mary Alice D. Malone	$98,000	$98,000		$0	$0	—	$196,000
Sara Mathew	$100,000	$100,000	$12,059	$0	$0	—	$212,059
David C. Patterson(7)	$98,000	$98,000		$0	$0	—	$196,000
William D. Perez(2)	$57,167	$57,167		$0	$0	—	$114,334
Charles R. Perrin	$103,000	$103,000		$0	$135	—	$206,135
A. Barry Rand	$98,000	$98,000	$12,059	$0	$44	—	$208,103
Nick Shreiber(3)	$49,000	$49,000		$0	$0	—	$98,000
George Strawbridge, Jr.(8)	$100,000	$100,000		$0	$0	—	$200,000
Les C. Vinney	$105,500	$105,500	$13,847	$0	$0	—	$224,847
Charlotte C. Weber	$98,000	$98,000		$0	$0	—	$196,000

(1)	Represents the dollar value of shares issued to each director during fiscal 2009. Directors who served on the board on January 1, 2009 were issued shares representing the dollar value of 50% of their board retainer and committee fees based on the closing price on December 31, 2008 of the Company’s common stock on the New York Stock Exchange ($30.01). In addition, Harvey Golub received shares representing 50% of his chairman’s annual retainer ($225,000) based on the closing price on September 25, 2008 ($37.91). The chairman’s stock retainer is delivered at the beginning of the fiscal year. The other 50% was paid in cash on a monthly basis.

(2)	Mr. Perez joined the board on June 1, 2009 and received shares representing 50% of his pro-rated board retainer based on the closing price on June 1, 2009 of $28.33.

(3)	Mr. Shreiber joined the board on July 1, 2009 and received shares representing 50% of his pro-rated board retainer based on the closing price on June 30, 2009 of $29.42.

(4)	All figures reflect the dollar amount of expenses recognized for financial statement purposes for the fiscal year ended August 2, 2009 in accordance with FAS 123R for options granted to directors prior to fiscal 2007. No options were granted to directors in fiscal 2007 through 2009.

(5)	These amounts represent “above-market” earnings on the Wall Street Journal Index Prime Rate Fund (see page 35).

(6)	The aggregate perquisites to any individual director did not exceed the SEC reporting threshold amount of $10,000.

(7)	In August 2009, the Company reported that Mr. Patterson provided notice that he will voluntarily retire on November 19, 2009 and will not stand for reelection at the 2009 annual meeting.

(8)	In connection with the Company’s director retirement policy, Mr. Strawbridge will not stand for reelection at the 2009 annual meeting.

The aggregate number of stock options outstanding for each non-employee director as of August 2, 2009 was as follows:

Name	Options(#)

Edmund M. Carpenter	80,648
Paul R. Charron	28,516
Bennett Dorrance	96,890
Harvey Golub	115,420
Randall W. Larrimore	36,651
Mary Alice D. Malone	52,401
Sara Mathew	10,336
David C. Patterson	44,784
William D. Perez	-0-
Charles R. Perrin	52,401
A. Barry Rand	10,336
Nick Shreiber	-0-
George Strawbridge, Jr.	99,173
Les C. Vinney	31,150
Charlotte C. Weber	52,401

Director Equity and Cash Retainers

For fiscal 2009, each non-employee director received an annual unrestricted stock retainer valued at approximately $98,000, and an annual cash retainer of $98,000 for his or her services as a member of the Company’s Board of Directors. In addition, the members of the audit committee received an annual retainer of $4,000 and the chairman received an annual retainer of $15,000. The chairman of the Compensation Committee received an annual retainer of $10,000 and other committee chairs received an annual retainer of $6,000. The non-executive chairman of the Board was paid an additional annual retainer of $450,000, half of which is paid in unrestricted stock and half in cash. Directors may elect to receive unrestricted stock in lieu of cash payments.

Deferred Compensation Plans for Non-Employee Directors

Under the Deferred Compensation Plans, a non-employee director may elect to defer payment of all or a portion of his or her fees until termination of his or her directorship. Directors participate in the same plans as executives. See page 55 for a description of the material terms of the Deferred Compensation Plans.

Stock Ownership Requirements

Under the Company’s Corporate Governance Standards, directors are required to own at least 2,000 Campbell shares within one year of election and 6,000 shares within three years of election.

Additional Arrangements

The Company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or education meetings. In addition, non-employee directors are eligible to participate in the Company’s charitable matching gift program, pursuant to which the Company will pay, on a one-to-one basis, up to $3,000 per year in contributions to educational and certain other charitable institutions.

Item 2

Ratification of Appointment of Independent Registered Public Accounting Firm
Your Board of Directors Recommends a Vote “For” This Proposal

The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Audit Committee, reappointing the firm of PricewaterhouseCoopers LLP (“PwC”) Certified Public Accountants, as independent registered public accounting firm to perform an audit of the financial statements and the effectiveness of internal control over financial reporting of the Company for fiscal 2010. The names of the directors serving on the Audit Committee are indicated on page 11, under the heading “Board Committees.” The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PwC declines to act or becomes incapable of acting, or if their employment is discontinued, the Audit Committee will appoint other auditors whose continued employment after the 2010 Annual Meeting of the Shareowners will be subject to ratification by the shareowners.

Representatives of PwC will be at the 2009 Annual Meeting to make a statement if they desire to do so and to answer questions.

For fiscal 2009, PwC also examined the separate financial statements of certain of the Company’s foreign subsidiaries and provided other audit and non audit services to the Company in connection with SEC filings, review of quarterly financial statements, debt offerings, tax compliance, and other agreed-upon procedures reports.

Item 3

RE-APPROVAL OF CAMPBELL SOUP COMPANY
ANNUAL INCENTIVE PLAN
Your Board of Directors Recommends a Vote “For” This Proposal

The Campbell Soup Company Annual Incentive Plan (“AIP”), which is the annual bonus program, has been in effect for 52 years. The Shareowners first approved the AIP at the 1957 Annual Meeting, and most recently in amended form at the 2004 Annual Meeting. The AIP must be resubmitted to the Shareowners for approval at least once every five years. The AIP is being submitted at the 2009 Annual Meeting for re-approval, which will be obtained if a majority of the votes cast at the meeting support the proposal. Except as otherwise specified in the proxy, proxies will be voted for approval. The full text of the AIP is set forth in Appendix B and should be referred to for a complete description of its terms and conditions.

The purpose of the AIP is to attract, motivate and retain higher caliber employees and to provide meaningful individual and group incentives within the Company and its subsidiaries. The Plan is administered by the Compensation and Organization Committee of the Board of Directors. The Committee has the discretion to determine the aggregate amount of money to be used for awards based upon competitive compensation practices and such measures of the Company’s performance as the Committee selects from time to time. The Committee also determines the total bonus pool available for all participants. Approximately 1,900 key employees are eligible to receive incentive compensation under the AIP. Payments made to named executive officers under the AIP during the last three years are set forth in the Summary Compensation Table on page 34. The AIP is also discussed in the Compensation, Discussion and Analysis on pages 26-28. The Committee and the Board are prohibited from making any awards for a fiscal year in which no cash dividend is paid on Campbell stock, except following a Change of Control as defined on pages B6-B7.

Individual awards for approximately the top 25 executives are determined annually by the Committee in accordance with performance goals established by the Committee at the beginning of the fiscal year. For executive officers who are “covered employees” under Section 162(m) of the Internal Revenue Code, the performance goals will be comprised of specified annual levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measures, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity or return on capital. The Committee will disregard or offset the effect of certain extraordinary items, such as restructuring charges, gains or losses on the disposition of a business, changes in tax or accounting laws or the effects of a merger or acquisition, in determining the attainment of performance goals for these individuals. The Committee may reduce (but not increase) the amount payable to these individuals in its sole discretion. For awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals based on other performance criteria as it deems appropriate. No award or awards that exceed $5 million may be granted to any participant for one fiscal year. The performance goals used for fiscal 2009 are described on page 27.

Awards under the AIP are payable in cash, unless the Committee approves the conversion of the award into stock options, restricted units or unrestricted stock units pursuant to the Company’s long-term incentive plan.

During any fiscal year in which a Change in Control (as defined on pages B6-B7) occurs, each participant whose employment is terminated prior to the end of such fiscal year (other than for “cause”) or who is in the employ of the company on the last day of such fiscal year will be entitled to an award payment equal to the greater of (1) such participant’s target award for such fiscal year or (2) the average of the awards paid under the plan to such participant for the two most recent fiscal years ended prior to the fiscal year in which the Change in Control occurs. In the case of a participant whose employment was terminated prior to the end of the fiscal year, the amount of the award will be prorated based on the date of termination and the amount of severance bonus received by such participant. Additionally, for a two-year period following a Change in Control, the plan may not be terminated or amended with certain limited exceptions.

Since the Committee determines awards under the AIP based upon the achievement of certain performance criteria which are not presently determinable, it is not possible to determine the amounts that will be received by any participant in the AIP at this time. In September 2009, the following amounts were awarded to the NEOs, all executive officers as a group, and all participants as a group under the AIP for fiscal 2009 performance:

Douglas R. Conant	$2,044,125
B. Craig Owens	$672,750
Anthony P. DiSilvestro	$318,130
Ellen Oran Kaden	$661,924
Larry S. McWilliams	$672,750
Denise M. Morrison	$686,205
All executive officers as a group	$7,362,954
All participants as a group	$71,800,000

Non-employee directors are not eligible participants under the AIP.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the Company’s stock that could have been issued under the Company’s equity compensation plans as of August 2, 2009:

Number of Securities
Remaining Available
	Number of	Weighted-	For
	Securities to be	Average	Future Issuance Under
	Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in the First
Plan Category	and Rights(a)	Rights(b)	Column)(c)

Equity Compensation Plans Approved by Security Holders(1)	22,840,028	$27.08	18,008,508
Equity Compensation Plans Not Approved by Security Holders(2)	1,590,155	N/A	N/A
Total	24,430,183	N/A	18,008,508

(1)	Column (a) represents stock options and restricted stock units outstanding under the 2005 Long-Term Plan, the 2003 Long-Term Plan and the 1994 Long-Term Plan. No additional awards can be made under the 1994 Long-Term Plan. Future equity awards under the 2005 Long-Term Plan and the 2003 Long-Term Plan may take the form of stock options, SARs, performance unit awards, restricted stock, restricted performance stock, restricted stock units or stock awards. Column (b) represents the weighted-average exercise price of the outstanding stock options only; the outstanding restricted stock units are not included in this calculation. Column (c) represents the maximum aggregate number of future equity awards that can be made under the 2005 Long-Term Plan and the 2003 Long-Term Plan as of August 2, 2009. The maximum number of future equity awards that can be made under the 2005 Long-Term Plan as of August 2, 2009 is 4,765,324. The maximum number of future equity awards that can be made under the 2003 Long-Term Plan as of August 2, 2009 is 13,243,184 (the “2003 Plan Limit”). Each stock option or SAR awarded under the 2003 Long-Term Plan reduces the 2003 Plan Limit by one share. Each restricted stock unit, restricted stock, restricted performance stock unit, restricted performance stock or stock award under the 2003 Long-Term Plan reduces the 2003 Plan Limit by four shares. In the event any award (or portion thereof) under the 1994 Long-Term Plan lapses, expires or is otherwise terminated without the issuance of any Company stock or is settled by delivery of consideration other than Company stock, the maximum number of future equity awards that can be made under the 2003 Long-Term Plan automatically increases by the number of such shares.

(2)	The Company’s Deferred Compensation Plans (the “Plans”) allow participants the opportunity to invest in various book accounts, including a book account that tracks the performance of the company’s stock (the “Stock Account”). Through fiscal 2009, participants in certain circumstances were permitted to receive the amounts invested in the Stock Account in the form of shares of Company stock. Commencing with fiscal 2010, participants are no longer permitted to receive the amounts invested in the Stock Account in the form of shares of Company stock; such amounts are now distributed in cash. Column (a) represents the maximum number of shares that could have been issued upon a complete distribution of all amounts in the Stock Account. This calculation is based upon the amount of funds in the Stock Account as of August 2, 2009 and a $31.03 share price, which was the closing price of a share of Company stock on July 31, 2009 (the last business day before August 2, 2009). 1,257,745 of the total number of shares that could have been issued upon a complete distribution of the Plans were fully vested, and 332,410 of the shares were subject to restrictions.

Deferred Compensation Plans

The Plans are unfunded and maintained for the purpose of providing the Company’s directors and U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Participants may defer a portion of their base salaries and their annual incentive compensation. Members of the Board of Directors may defer all or a portion of their director retainers and fees. The Plans were not submitted for security holder approval because they do not provide additional compensation to participants. They are vehicles for participants to defer earned compensation.

Each participant’s contributions to the Plans are credited to an investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. Six investment choices are available, including the Stock Account. In addition to the Stock Account, participants also generally have the opportunity to invest in (i) a book account that tracks the performance of Fidelity’s Spartan U.S. Equity Index Fund, (ii) a book account that tracks the performance of Fidelity’s Puritan Fund, (iii) a book account that tracks the performance of the Fidelity Spartan Extended Market Index Fund, (iv) a book account that tracks the performance of the Fidelity Spartan International Index Fund, and (v) a book account that credits interest at the Wall Street Journal indexed prime rate (determined on November 1 for the subsequent calendar year).

A participant may reallocate his or her investment account at any time among the six investment choices, except that (i) restricted stock awards must be invested in the Stock Account during the restriction period, (ii) reallocations of the Stock Account must be made in compliance with the company’s policies on trading company stock, and (iii) amounts invested prior to January 1, 2005 may not be reallocated to the Fidelity Spartan Extended Market Index Fund or the Fidelity Spartan International Index Fund. Dividends on amounts invested in the Stock Account may be reallocated among the six investment accounts, except that dividends on amounts invested in the Stock Account prior to January 1, 2005 may not be invested in the Fidelity Spartan Extended Market Index Fund or the Fidelity Spartan International Index Fund. The Company credits a participant’s account with an amount equal to the matching contribution that the company would have made to the participant’s 401(k) plan account if the participant had not deferred compensation under the Plan. In addition, for those individuals whose base salary and annual incentive compensation exceed the Internal Revenue Service indexed compensation limit for the Company 401(k) plan, the company credits such individual’s account with an amount equal to the contribution the Company would have made to its 401(k) plan but for the compensation limit. These Company contributions vest in 20% increments over the participant’s first five (5) years of credited service; after the participant’s first five (5) years of service, the company contributions vest immediately. Except as described above, there is no Company match on deferred compensation.

For all distributions, a participant’s account is generally paid out in accordance with the last valid distribution election made by the participant. Subject to certain plan restrictions, the distribution elections include: (i) a lump sum, (ii) 5 annual installments, (iii) 10 annual installments, (iv) 15 annual installments, and (v) 20 annual installments. For amounts vested prior to January 1, 2005, the administrator of the Plans has also established procedures for hardship and unplanned withdrawals. In the event of a change in control of the company, the Stock Account is automatically converted into cash based upon a formula provided in the Plans.

Submission of Shareowner Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, shareowner proposals intended for inclusion in next year’s proxy statement must be submitted in writing to the Company’s Corporate Secretary at 1 Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 11, 2010.

Any shareowner proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement that is received by the Company after August 24, 2010, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and 2) the proponent does not issue a proxy statement.

Directors and Executive Officers Stock Ownership Reports

The federal securities laws require the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 2, 2009, all the Company’s executive officers, directors and greater-than-ten-percent beneficial owners made all required filings on a timely basis, except for a late filing of a purchase and subsequent disposal of 328 shares within a trust for Mary Alice Malone in which the bank trustee did not follow instructions and exercised its discretionary authority to purchase Campbell shares. Ms. Malone was not informed of the transactions on a timely basis.

Other Matters

The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the directors’ proxy to vote on such matters in accordance with his or her best judgment.

Proxies and Voting at the Meeting

The proxy materials are being provided for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 19, 2009. The mailing address of the Company’s World Headquarters is 1 Campbell Place, Camden, New Jersey 08103-1799.

Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Proxy solicitation material will be distributed to shareowners, and employees of the Company may communicate with shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company’s Dividend Reinvestment Plan, will be voted by the person named as the directors’ proxy in accordance with each shareowner’s directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings Plus Plan for Salaried Employees and the Campbell Soup Company Savings Plus Plan for Hourly-Paid Employees. If participants in these plans are also shareowners of record under the same account information, they will receive a single proxy that represents all shares. If the account information is different, then the participants will receive separate proxies. Shareowners of record and participants in savings plans may cast their vote by:

(1) using the Internet and voting at the Web site listed on the proxy card or the e-proxy notice;

(2) using the toll-free phone number listed on the proxy solicitation/voting instruction card; or

(3) signing, dating and mailing the proxy card in the enclosed postage paid envelope.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the savings plan participants to instruct a plan fiduciary to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed are set forth on the proxy solicitation/voting instruction card or the e-proxy notice.

Shareowners are urged to cast their votes. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the directors (or, in the case of participants in the plans referred to above, may be voted at the discretion of the applicable Trustee). Shareowners may vote their shares via the Internet or by telephone to the extent described on the proxy card or the e-proxy notice.

A shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a shareowner wishes to give a proxy to someone other than the directors’ proxy, all three names appearing on the proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the shareowner.

Each shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card or as directed when voting by telephone or the Internet. The Company will then be able to mail an admission card to the shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.

Shareowners Sharing the Same Address

In accordance with notices that we sent to certain shareowners, we are sending only one e-proxy notice or one copy of our annual report and proxy statement to shareowners who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. However, if any shareowner residing at such address wishes to receive a separate annual report, proxy statement, or e-proxy notice in the future, he or she may contact the Company’s Corporate Secretary. If you are receiving multiple copies of the annual report and proxy statement or e-proxy notice, you can request householding by contacting the Company’s Corporate Secretary. The contact information is set forth below.

Information About Attending the Meeting

The Annual Meeting of Shareowners will be held this year at the Renaissance Charlotte SouthPark Hotel, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209. A map and directions appear at the back of this booklet. Doors to the meeting room will open at 9:30 a.m.

To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided or by requesting an admission card when voting over the Internet or by phone. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. Shareowners who do not have admission cards will need to register at the door.

If you do not own shares in your own name, you should have your broker or agent in whose name the shares are registered call (856) 342-6122, fax (856) 342-3889, or write to the Office of the Corporate Secretary at 1 Campbell Place, Camden, NJ 08103-1799 to request a ticket before November 9, 2009. Otherwise you must bring proof of ownership (e.g., a broker’s statement) in order to be admitted to the meeting. You will also need a government-issued photographic identification to be admitted.

It is important that your shares be represented and voted at the meeting. Please fill out, sign, date and return the accompanying proxy card or vote via the Internet or by phone as soon as possible, whether or not you plan to attend the meeting.

By order of the Board of Directors,

John J. Furey
Vice President and Corporate Secretary

Camden, New Jersey
October 8, 2009

Appendix A for 2009 Proxy Statement

Note:  The documents listed above are also available on the Company’s Web site (www.campbellsoupcompany.com) in the governance section. The Company’s Code of Business Conduct and Ethics and the charters for the four standing committees of the Board are also posted on the same Web site.

Campbell Soup Company
Corporate Governance Standards
September 24, 2009

Composition of the Board and Qualifications of Directors

1.	Pursuant to the Company’s By-Laws, the Board currently consists of 16 directors. A substantial majority of the Board shall be composed of directors who meet the requirements for independence established by the New York Stock Exchange. The Board shall make a determination at least annually as to the independence of each director, in accordance with standards that are disclosed to the shareowners.

2.	All directors should be persons of the highest integrity, who abide by exemplary standards of business and professional conduct. Directors should possess the skills and judgment, and the commitment to devote the time and attention, necessary to fulfill their duties and responsibilities.

3.	Directors are elected by the shareowners at the Annual Meeting of Shareowners for a one-year term, to serve until the next Annual Meeting. In the event of vacancies on the Board, the Board may elect directors to serve until the next Annual Meeting.

In any uncontested election of directors, a director nominee who receives more votes “withheld” than votes “for” his or her election shall immediately tender his or her resignation. The Board will accept the resignation unless there is a compelling reason for the director to remain on the Board, and will promptly disclose the action it has taken and the reasons for it.

4.	The Chief Executive Officer is currently the only employee of the Company nominated by the directors to serve on the Board. The Board believes that, as a general rule, former Campbell executives should not serve as directors of the Company.

5.	The Board believes that service on the boards of other companies, and of civic and charitable organizations, enhances the experience and perspective of directors, but may also limit their time and availability. To ensure that all members of the Board have sufficient time to devote proper attention to their responsibilities as directors of the Company, the Governance Committee shall annually review the other board commitments of each director on a case-by-case basis.

6.	No person may serve as a director if he or she is employed by a major supplier, customer or competitor of Campbell. In addition, no person may serve as a director if he or she, or a member of his or her immediate family (as defined in the Listing Standards of the New York Stock Exchange), is an executive officer of another company for which an executive officer of Campbell serves on the compensation committee of the board of directors, or of a non-for-profit organization that receives substantial contributions from Campbell or the Campbell Soup Foundation.

7.	A director shall notify the Chair of the Governance Committee prior to accepting an invitation to serve on the board of another company or to become affiliated with another business entity. The Governance Committee or its designee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on the other board or affiliation with the other entity may impede the director’s ability to fulfill his or her responsibilities to Campbell. The Governance Committee shall also administer and apply the Board’s Policy Concerning Transactions with Related Persons.

8.	A director who changes his or her principal employment, position, or professional role or affiliation following election or re-election to the Board shall tender his or her resignation for consideration by the Governance Committee and decision by the Board.

9.	Directors are required to own at least 2,000 Campbell shares within one year of election, and 6,000 shares within three years of election.

10.	The Board believes that the judgment as to the tenure of an individual director should rest on an assessment by the Governance Committee of his or her performance and contributions to the Board. Accordingly, there is no predetermined limit on the number of one-year terms to which a director may be re-elected prior to his or her 72nd birthday. No person may stand for election to the Board after age 72.

Responsibilities of Directors

11.	The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith, to act in what they reasonably believe to be the best interest of all shareowners, and to ensure that the business of the Company is conducted so as to further the long-term interests of its shareowners.

12.	Directors shall receive and review appropriate materials in advance of meetings relating to matters to be considered or acted upon by the Board and its committees. Directors are expected to prepare for, attend and participate actively and constructively in all meetings of the Board and of the committees on which they serve.

13.	Directors are expected to become and remain well informed about the business, performance, operations and management of the Company; general business and economic trends affecting the Company; and principles and practices of sound corporate governance.

14.	In consultation with the Governance Committee, management shall provide programs for director orientation in which all new directors are expected to participate, and information to all directors about programs for continuing director education in areas of importance to the Company.

15.	A director shall not participate in the discussion of or decision on any matter in which he or she has a personal, business or professional interest other than his or her interest as a shareowner of the Company. Directors shall promptly inform the Chairman of the Board regarding any actual or potential conflict of interest.

Composition of Board Committees

16.	The Board shall establish such standing committees as it deems appropriate and in the best interests of the Company. The current standing committees of the Board are the Audit Committee, the Compensation and Organization Committee, the Finance and Corporate Development Committee, and the Governance Committee.

17.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies or new positions occur, the members of the standing committees and the committee chairs. The Governance Committee shall annually review the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

18.	All members of the Audit, Governance, and Compensation and Organization Committees shall meet the independence requirements of the New York Stock Exchange.

19.	Directors who serve on the Audit Committee shall also meet the requirements as to independence, experience and expertise for audit committee members established by the New York Stock Exchange and applicable laws and regulations. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission.

20.	No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

Board Operations

21.	The Board shall determine the number of regular meetings to be scheduled each year, and shall meet more frequently as circumstances may require.

22.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies occur, a Chairman of the Board. When the Chief Executive Officer of the Company also holds the position of Chairman of the Board, the Chair of the Governance Committee will serve as the Lead Director to preside at executive sessions of non-management directors and provide oversight for the effective functioning of the Board.

23.	Upon consultation with the Chief Executive Officer, the Chairman shall annually establish an agenda of the matters that are expected to be considered and acted upon by the Board during the following year. The annual schedule shall be provided to the full Board for review and comment. In addition, the CEO shall review with the Chairman of the Board, prior to each Board meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the directors in advance of the meeting.

24.	The agenda will provide for an executive session of non-management directors (as defined by the New York Stock Exchange) at every regularly scheduled Board meeting and for an executive session of independent directors at least once a year. The Chairman of the Board, or, when appropriate, the Chair of the Governance Committee, acting in the capacity of Lead Director, shall preside at executive sessions.

25.	Directors shall have unfettered access to management and employees of the Company and to its inside and outside counsel and auditors. Executive officers and other senior management are expected to be present at Board meetings at the invitation of the Board.

26.	The Board shall establish methods by which interested parties may communicate directly with the Chairman or Lead Director, or with the non-management directors as a group, and shall cause such methods to be disclosed in the proxy statement.

27.	The Board and each of its committees are authorized to retain such independent legal, financial or other advisors as they may deem necessary or appropriate to carry out their duties.

28.	Directors’ fees (including, in the case of a non-executive Chairman of the Board, the Chairman’s annual retainer and any additional compensation approved by the Board) will be the sole compensation that any director who is not an employee of Campbell receives, directly or indirectly, from the Company. The form and amount of director compensation shall be based on principles recommended by the Governance Committee and adopted by the Board, and shall be reviewed annually by the Governance Committee. The current principles provide that annual director compensation shall be set at the median of a group of 23 food and consumer products companies, and shall be delivered 50% in unrestricted Campbell shares and 50% in cash unless a director elects to receive his or her compensation entirely in the form of Campbell stock.

29.	The Governance Committee shall be furnished annually with a report identifying any charitable contributions or pledges made by the Company during the last year, in the aggregate amount of $25,000 or more, to any entity for which a director serves as an executive officer.

Committee Operations

30.	Each standing committee of the Board will have a charter that is approved by the Board and sets forth the purposes, duties and responsibilities of the committee. At least annually, the members of each committee will evaluate the adequacy of the committee’s charter, and will conduct an evaluation of its performance and effectiveness in fulfilling the duties and responsibilities set forth in the charter.

31.	The chair of each standing committee, in consultation with management, shall annually establish agendas of the matters that are expected to be considered and acted upon by the committee during the following year. The annual schedule shall be provided to committee members for review and comment. Management will review with the chair of each committee, prior to each meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the committee members in advance of the meeting.

32.	The chair of each committee shall report to the Board following each meeting of the committee on the principal matters reviewed or approved by the committee and its recommendations as to actions to be taken by the Board. All directors will receive copies of all minutes of standing committee meetings.

33.	The Audit Committee shall have the sole authority and responsibility to select, appoint, evaluate and replace the Company’s independent auditors, subject only to ratification by the shareowners, and to approve audit engagement fees and terms. The Audit Committee shall approve in advance all audit services and all permissible non-audit services to be provided by the independent auditors.

34.	The Audit Committee shall meet periodically with senior management, the internal auditors, and the Company’s independent auditors, in separate executive sessions.

35.	The Governance Committee shall have sole authority to retain and terminate any search firm used to assist in the identification of director candidates, and any compensation consultant retained to assist in the design or evaluation of director compensation, including sole authority to approve their fees and other retention terms.

36.	The Governance Committee shall lead the Board in an annual self-evaluation of the performance and effectiveness of the Board and its committees, and shall report the results of the evaluation to the shareowners in the proxy statement. The Governance Committee shall also assess, on the basis of established criteria, the performance of each director standing for re-election at the next Annual Meeting of Shareowners.

37.	The Compensation and Organization Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the design or evaluation of executive compensation for the Chief Executive Officer or senior management, including sole authority to approve the consultant’s fees and other retention terms.

Oversight of the Business and Management

38.	The Board shall review and approve fundamental financial and business strategies and major corporate actions and an annual operating plan that integrates strategic plan milestones, and regularly evaluate business performance and results in light of the operating plan.

39.	The Board shall develop principles and policies for the selection of the Chief Executive Officer and the assessment of his or her performance. The Compensation and Organization Committee shall lead the Board at least annually in an evaluation of the performance of the CEO. The results of the evaluation shall be reviewed in one or more meetings of non-management directors at which the CEO is not present.

40.	The Compensation and Organization Committee shall recommend to the Board plans and policies regarding the succession of the CEO in the event of an emergency or the CEO’s retirement. The CEO shall provide to the Board, on an ongoing basis, recommendations regarding a successor to be appointed in such an event.

41.	The Chief Executive Officer will report at least annually to the Compensation and Organization Committee his or her evaluation of the senior management of the Company.

42.	The Chief Executive Officer will report annually to the Compensation and Organization Committee on the Company’s executive organization and principal programs for management development and planning for executive succession. The Committee will evaluate and report annually to the Board on the effectiveness of these processes.

43.	The Board shall approve a Code of Business Conduct and Ethics applicable to directors, officers and employees of the Company, which prohibits retaliation in any form against anyone who reports suspected violations. Any amendments to the Code or waivers of its provisions for directors or executive officers shall be approved by the Audit Committee and promptly disclosed to shareowners.

Executive Compensation

44.	With input from the other independent directors, the Compensation and Organization Committee shall annually approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer. The CEO will report to the Board on progress in achieving these goals. Together with the other independent directors, the Compensation and Organization Committee shall determine the CEO’s compensation based on the Board’s evaluation of his or her performance in light of these goals and objectives.

45.	All equity-based compensation plans shall be approved by the shareowners.

46.	Incentive compensation plans will be based on principles and policies for executive compensation recommended by the Compensation and Organization Committee and approved by the Board.

47.	By the terms of the shareowner-approved incentive plan, stock options may not be repriced.

48.	Pursuant to the Company’s program relating to ownership of Campbell stock by executives, approximately the 35 most senior executives of the Company must retain a portion of the equity compensation they receive until they own Campbell stock valued at varying amounts ranging from two to six times base salary, depending upon their positions. Restricted stock and stock options, including vested stock options, do not count toward satisfaction of this requirement.

Shareowners

49.	All shareowners have equal voting rights.

50.	The Board will develop, approve and annually review Corporate Governance Standards that are disclosed each year to shareowners in the proxy statement.

STANDARDS FOR THE DETERMINATION OF
DIRECTOR INDEPENDENCE

A director shall be considered independent if the Board determines that the director does not have, directly or indirectly, any material relationship with the Company. In making this determination the Board shall broadly consider all relevant facts and circumstances.

Under the Company’s Corporate Governance Standards, directors’ fees are the sole compensation that any director who is not an employee of Campbell may receive, directly or indirectly, from the Company. The Board has established the following additional standards to assist it in determining director independence. For the purposes of these standards, the term “immediate family member” shall have the meaning given in the Listing Standards of the New York Stock Exchange.

1.	A director will not be considered independent if, within the preceding three years:

(a)	the director was employed by the Company, or an immediate family member of the director was employed as an executive officer of the Company;

(b)	the director or an immediate family member of the director received direct compensation from the Company exceeding $120,000 during any twelve month period, other than (i) director or committee fees, (ii) pension or other forms of deferred compensation for prior service that are not contingent on continued service, (iii) compensation for former service as an interim chairman or CEO, or (iv) compensation received by an immediate family member for services as a non-executive employee of the Company.

(c)	the director or an immediate family member of the director was a partner or employee of the Company’s present or former independent auditor and personally worked on the Company’s audit;

(d)	an executive of Campbell served on the compensation committee of the board of directors of another company that employed the director or a member of the director’s immediate family as an executive officer;

(e)	the director is an employee or executive officer of, or an immediate family member of the director is an executive officer of, another company that does business with Campbell, and the annual sales to or purchases from that company account for the greater of $1 million or 2% of such company’s gross revenues; or

(f)	the director is an executive officer of another company that is indebted to Campbell, or to which Campbell is indebted, and the total amount of either company’s indebtedness to the other exceeds 1% of the total consolidated assets of the company where the director serves as an executive officer.

2.	A director will not be considered independent if:

(a)	the director is a current employee or an immediate family member of the director is a current partner of a firm that is the Company’s independent auditor; or

(b)	the director has an immediate family member who is a current employee of the Company’s independent auditor and who personally works on the Company audit.

3.	A director who serves as an executive officer of a not-for-profit entity shall not be considered to have a material relationship with the Company if the discretionary contributions made to the entity by Campbell or the Campbell Soup Foundation (excluding matching grants) during the preceding three years are less than $25,000 or 2% (whichever is greater) of the entity’s most recent publicly available operating budget.

4.	With respect to any relationship that is not covered by the guidelines in paragraphs 1 and 2 above, the members of the Board who satisfy the standards for independence set forth in those guidelines shall make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship shall be considered independent. The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement. The Company will also disclose and explain the basis for any determination of independence for a director who does not satisfy the guidelines in paragraphs 1, 2 and 3 above.

Pursuant to the requirements of U.S. law, the Company does not make any personal loans or extensions of credit to any director, or any arrangements for the extension of credit to any director.

The Company’s conflicts of interest policy requires the disclosure of any personal interest, influence, relationship or other situation that might constitute or be perceived as a potential conflict of interest. Each director is required annually to submit a signed statement attesting to his or her awareness of and compliance with this policy. In addition, under the Company’s Corporate Governance Standards, directors are required promptly to inform the Chairman of the Board regarding any actual or potential conflict of interest.

COMMUNICATING CONCERNS TO THE BOARD OF DIRECTORS

Any person who has a concern about Campbell’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors. Concerns may be submitted in writing to the Chairman of the Board or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Company’s headquarters, or by email to directors@campbellsoup.com. Concerns may also be communicated to the Board by calling the following toll-free Hotline telephone number in the U.S. and Canada: 1-800-210-2173. To place toll-free calls from other countries in which the Company has operations, please see the instructions listed in the governance section of the Company’s Web site at www.campbellsoupcompany.com. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Chairman and to the Chair of the Audit Committee.

Campbell policy prohibits the Company and any of its employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it. However, anyone who prefers to raise a concern in a confidential, anonymous manner may do so by calling the Hotline.

Concerns communicated to the Board will be addressed through the Company’s regular procedures for addressing such matters. Depending upon the nature of the concern, it may be referred to the Company’s Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

The status of concerns communicated to the Board will be reported periodically to the Chairman and/or the Chair of the Audit Committee, as appropriate.

Appendix B

CAMPBELL SOUP COMPANY

Annual Incentive Plan

As Amended November 18, 2004

CAMPBELL SOUP COMPANY
ANNUAL INCENTIVE PLAN

ARTICLE I

PURPOSE

§ 1.1 The purpose of the Plan is to provide annual financial incentives for selected employees of the Campbell Group, thereby promoting the growth and financial success of the Campbell Group by (1) attracting and retaining employees of outstanding ability, (2) strengthening the Campbell Group’s capability to develop, maintain, and direct a competent management team, (3) motivating employees to achieve annual Performance Goals and objectives, and (4) providing incentive compensation opportunities competitive with those of other major corporations.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have these meanings:

§ 2.1 “Board” means the Board of Directors of the Company.

§ 2.2 “Campbell Group” means the Company and all of its Subsidiaries.

§ 2.3 “Cause” except for purposes of Article VIII, means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Campbell Group, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Campbell Group, (4) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Campbell Group, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with the Campbell Group. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.

§ 2.4 “Campbell Stock” means Capital Stock of the Company.

§ 2.5 “Committee” means the Compensation and Organization Committee of the Board or a subcommittee thereof. All members of the Committee shall be “Outside Directors,” as defined or interpreted for purposes of Section 162(m) of the Code, and “Non-Employee Directors,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

§ 2.6 “Company” means Campbell Soup Company and its successors and assigns.

§ 2.7 “Deferred Compensation Plan” means the Campbell Soup Company Deferred Compensation Plan.

§ 2.8 “Director” means a member of the Board who is not an Eligible Employee.

§ 2.9 “Eligible Employee” means a person who at the end of the fiscal year is a regular full-time salaried employee of the Campbell Group and who, in the opinion of the Committee, is a key employee whose performance can contribute to the successful management of the Campbell Group, including a person whose services terminated before the end of the fiscal year, but not including a person serving only as a director of the Company or a Subsidiary.

§ 2.10 “Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which are identified in the Company’s audited financial statements or the Company’s annual report to Shareowners.

§ 2.11 “Performance Goals” means the goals established by the Committee pursuant to Article V.

§ 2.12 “Participant” means a person to whom an award of incentive compensation has been made under the Plan.

§ 2.13 “Plan” means the Campbell Soup Company Annual Incentive Plan.

§ 2.14 “President” means the President of the Company.

§ 2.15 “Shareowners” means the Shareowners of the Company.

§ 2.16 “Subsidiary” means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

ARTICLE III

ADMINISTRATION

§ 3.1 The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include the authority to select Eligible Employees to whom awards may be granted under the Plan and to determine the amount of any award of incentive compensation to be granted to any Eligible Employee, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board. A Director shall not participate in a vote approving the amount of the grant to himself or herself. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its Shareowners and any employee of the Campbell Group.

ARTICLE IV

PARTICIPATION

§ 4.1 Participants in the Plan shall be selected by the Committee from among Eligible Employees based upon such criteria as the Committee may from time to time determine.

ARTICLE V

AWARDS

§ 5.1 Establishment of Performance Goals.  Prior to or during the beginning of each fiscal year (but in any event no later than 90 days into a fiscal year) the Committee will establish in writing one or more Performance Goals for the Company. The Performance Goals will be comprised of specified annual levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, or return on capital. In addition, for awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate.

§ 5.2 Establishment of Award Categories.  Prior to the close of each fiscal year, the Committee shall:

(a) be advised by such appropriate officer of the Company as it may request, of the recommended estimated aggregate amount of awards of incentive compensation to be granted under the Plan for such fiscal year; and

(b) determine whether awards shall be granted under the Plan for the fiscal year and if so, determine, the classes of employees eligible to receive awards of incentive compensation based upon job grade and salary levels and such other procedures for the granting of the awards as the Committee may deem desirable.

The class of employees determined to be eligible for awards shall not be subject to change after the close of the fiscal year.

§ 5.3 Establishment of Award Amounts.  After the close of the fiscal year, the Committee may fix a maximum aggregate dollar amount which may be granted for awards for that fiscal year. The amounts of awards to be granted with respect to particular employees within the eligible classes may be determined after the close of the fiscal year under procedures established by the Committee.

§ 5.4 Grant of Awards.  The Committee shall, in granting awards to particular Eligible Employees for any fiscal year, take into consideration (a) the performance of the Company or the organizational unit of the Eligible Employee based upon attainment of Performance Goals and (b) as between Participants, the contribution of the Participant during the fiscal year to the success of the Company, including the Participant’s (i) position and level of responsibility, (ii) business unit, division or department achievements, and (iii) management assessment of individual performance. No award or awards may be granted to any Participant for the same fiscal year that exceeds in the aggregate $5 million. The Committee shall have no discretion to increase such awards.

§ 5.5 Committee Discretion.  The Committee shall have complete discretion with respect to the determination of the Eligible Employees to whom awards of incentive compensation shall be granted and the granting of such awards, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board in accordance with Article III.

§ 5.6 Limitation on Awards.  Notwithstanding any other provision of the Plan, the Committee may not grant any award for any fiscal year, prior to a Change in Control (as hereinafter defined), in which no cash dividend shall have been paid on Campbell Stock.

§ 5.7 Payment of Awards.  Incentive compensation awards made pursuant to Article V shall be paid entirely in cash as soon as possible after grant approval, unless the Participant is eligible for and has elected to defer receipt of a portion or all of such award in accordance with the terms of the Deferred Compensation Plan or unless the Committee, in its discretion, approves the conversion of the award into stock options, restricted stock or unrestricted stock pursuant to the Company’s long-term incentive plan.

§ 5.8 Section 162(m) Participants.  Notwithstanding the foregoing, within the first 90 days of a fiscal year, the Committee will establish in writing the maximum amount to be paid under an award to an Eligible Employee who is or may be a “covered employee” within the meaning of Section 162 (m) of the Internal Revenue Code if one or more Performance Goals for the fiscal year are achieved. No amount shall be paid to a covered employee pursuant to an award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such award (other than in cases where such relate solely to the increase in the value of Campbell Stock) have been satisfied. The Committee will disregard or offset the effect of any Extraordinary Items in determining the attainment of Performance Goals for this purpose. At any time, the Committee may reduce (but not increase) the amount payable under an award to a covered employee upon attainment of Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine.

ARTICLE VI

LIMITATIONS

§ 6.1 Rights Not Absolute.  No person shall at any time have any right to be granted an award hereunder for any fiscal year, and no person shall have authority to enter into an agreement committing the Company to make or pay an award, nor shall any person have authority to make any representation or warranty on behalf of the Company with respect thereto.

§ 6.2 Participants Rights Limited to Plan.  Participants receiving awards shall have no rights to such awards except as set forth in this Plan.

§ 6.3 No Right to Continued Employment.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Campbell Group.

ARTICLE VII

AMENDMENT, SUSPENSION OR TERMINATION OF
THE PLAN IN WHOLE OR IN PART

§ 7.1 The Board may amend, suspend or terminate the Plan in whole or in part; but it may not affect adversely rights or obligations with respect to awards previously made. The Plan may be altered, changed or repealed by the Shareowners; but such action shall not affect adversely rights or obligations with respect to awards previously made.

ARTICLE VIII

CHANGE IN CONTROL OF THE COMPANY

§ 8.1 Contrary Provisions.  Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VIII shall govern and supersede any inconsistent terms or provisions of the Plan.

§ 8.2 Definitions of “Change in Control” and “Cause.”  For purposes of the Plan “Change in Control” shall mean any of the following events:

(a) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this Section 8.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(b) The individuals who, as of September 28, 2000, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent of the Board; provided, however, that if the election, or nomination for election by the Company’s Shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(c) Approval by Shareowners of the Company of (1) a merger or consolidation involving the Company if the Shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(d) Acceptance of Shareowners of the Company of shares in a share exchange if the Shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any “Grandfathered Dorrance Family Shareowner” (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their)

Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the “Standstill Agreement”) and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, “Grandfathered Dorrance Family Shareowner” shall mean at any time a “Dorrance Family Shareowner” (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Shareowner, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any “Dorrance Grandchild” (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A “Dorrance Family Shareowner” who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, “Dorrance Family Shareowners” shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A “Dorrance Grandchild” means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild’s descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild’s descendants.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated by the Company without Cause within one year prior to a Change in Control and such termination (1) was at the request of a third party who effectuates a Change in Control or (2) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Article VIII only, the date of a Change in Control shall mean the date immediately prior to the date of such Participant’s termination of employment.

“Cause.”  For purposes of this Article VIII only, the term “Cause” shall mean the termination of a Participant’s employment by reason of his or her (a) conviction of a felony or (b) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Campbell Group, monetarily or otherwise. No act, nor failure to act, on the Employee’s part, shall be considered “willful” unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Campbell Group.

§ 8.3 Change in Control Award.  During any fiscal year in which a Change in Control occurs (“Change in Control Year”) each Eligible Employee who is a Participant on the date immediately prior to the Change in Control (a) whose employment with his or her employer is terminated prior to the end of the Change in Control Year for any reason (other than by his or her employer for Cause) or (b) who is in the employ of the Company or any Subsidiary on the last day of the Change in Control Year, shall be entitled to receive, in either case, within thirty (30) days thereafter, a cash payment equal to the greater of (x) his or her target award for the Change in Control Year or (y) the average of the awards paid or payable under the Plan for the two most recent fiscal years ended prior to the Change in Control Year (the “Award”); provided, however, that the amount of the Award to be paid to each Participant as provided in clause (a) above shall be multiplied by a fraction, the numerator of which shall be the number of calendar days from and including the first day of the

Change in Control Year through and including the date the Participant’s employment is terminated and the denominator of which shall be 365; provided, further, however, that the Award to be paid to any Participant who is a party to an individual severance agreement shall be reduced by the amount of the “Pro Rata Bonus” (as defined in the severance agreement) that such Participant receives under the severance agreement.

§ 8.4 Continuation of the Plan.  For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting any Eligible Employee’s right to participate in the Plan), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for (a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the benefits payable under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

§ 8.5 Amendment or Termination.  This Article VIII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participants under the Plan.

§ 8.6 Amendment or Termination prior to a Change in Control.  Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

ARTICLE IX

MISCELLANEOUS

§ 9.1 Non-alienation.  No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

§ 9.2 Governing Law.  This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

§ 9.3 Incapacity.  If the Committee, in its sole discretion, deems a Participant who is eligible to receive any payment hereunder to be incompetent to receive the same due to age, illness or any infirmity or incapacity of any kind, the Committee may direct the employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the employer, the Committee and the Plan to the person for whose benefit the payments are made.

§ 9.4 Trust Arrangement.  All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

DIRECTIONS AND MAP
Renaissance Charlotte SouthPark Hotel
5501 Carnegie Boulevard
Charlotte, North Carolina 28209

DIRECTIONS FROM I-77 HEADING NORTH:

Take Exit 5 (Tyvola Road); at the end of the ramp, turn right. Tyvola Road becomes Fairview Road at the intersection of Park Road. Once on Fairview, turn left onto Barclay Downs Drive (second light). Turn left at the next light (Carnegie Blvd.). We are located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.

DIRECTIONS FROM I-77 HEADING SOUTH:

Take Exit 6A (Woodlawn Road). Go east three miles through three major intersections (South Blvd., Park Road, and Selwyn Avenue). Woodlawn becomes Runnymede Lane at the intersection with Selwyn Avenue. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.

DIRECTIONS FROM I-85 HEADING NORTH:

Take Exit 33 and turn right onto Billy Graham Parkway South. Follow the parkway until it turns into Woodlawn Road (about 5 miles). Go east three miles through three major intersections (South Blvd., Park Road, and Selwyn Avenue). Woodlawn becomes Runnymede Lane at the intersection with Selwyn Avenue. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right onto Carnegie Blvd. at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.

DIRECTIONS FROM I-85 HEADING SOUTH:

Take I-85 South to I-77 South (toward Columbia). Stay on I-77 South for several miles and take exit 6A (Woodlawn Road). Go east three miles through three major intersections (South Blvd., Park Road, and Selwyn Avenue). Woodlawn becomes Runnymede Lane at the intersection with Selwyn Avenue. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right onto Carnegie Blvd. at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.

DIRECTIONS FROM THE CHARLOTTE DOUGLAS INTERNATIONAL AIRPORT:

When exiting the airport, follow the signs for I-77 South. It will put you on the Billy Graham Parkway heading south. The parkway become Woodlawn Road and eventually becomes Runnymede Lane. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right onto Carnegie Blvd. at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.

RENAISSANCE CHARLOTTE SOUTHPARK HOTEL
5501 Carnegie Blvd., Charlotte, North Carolina 28209
RenaissanceCharlotteSouthPark.com

Electronic Voting Instructions
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methods outlined below to vote your proxy.

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A Proposals — The Board recommends a vote FOR Items 1, 2 and 3.

1. Election of Directors:	01 - Edmund M. Carpenter	02 - Paul R. Charron	03 - Douglas R. Conant	04 - Bennett Dorrance	+
	05 - Harvey Golub	06 - Lawrence C. Karlson	07 - Randall W. Larrimore	08 - Mary Alice D. Malone
	09 - Sara Mathew	10 - William D. Perez	11 - Charles R. Perrin	12 - A. Barry Rand
	13 - Nick Schreiber	14 - Archbold D. van Beuren	15 - Les C. Vinney	16 - Charlotte C. Weber

☐	Mark here to vote FOR all nominees	01	02	03	04	05	06	07	08
		☐	☐	☐	☐	☐	☐	☐	☐
☐	Mark here to WITHHOLD vote from all nominees
		09	10	11	12	13	14	15	16
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Ratification of Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐	3. Re-approve Campbell Soup Company Annual Incentive Plan.	☐	☐	☐
B	Non-Voting Items

Change of Address – Please print new address below.

Mark this box with an X to obtain a ticket of admission to the meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

DIRECTIONS
Renaissance Charlotte SouthPark Hotel
5501 Carnegie Boulevard
Charlotte, North Carolina 28209
DIRECTIONS FROM I-77 HEADING NORTH:

Take Exit 5 (Tyvola Road); at the end of the ramp, turn right. Tyvola Road becomes Fairview Road at the intersection of Park Road. Once on Fairview, turn left onto Barclay Downs Drive (second light). Turn left at the next light (Carnegie Blvd.). We are located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.
DIRECTIONS FROM I-77 HEADING SOUTH:
Take Exit 6A (Woodlawn Road). Go east three miles through three major intersections (South Blvd., Park Road, and Selwyn Avenue). Woodlawn becomes Runnymede Lane at the intersection with Selwyn Avenue. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.
DIRECTIONS FROM I-85 HEADING NORTH:
Take Exit 33 and turn right onto Billy Graham Parkway South. Follow the parkway until it turns into Woodlawn Road (about 5 miles). Go east three miles through three major intersections (South Blvd., Park Road, and Selwyn Avenue). Woodlawn becomes Runnymede Lane at the intersection with Selwyn Avenue. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right onto Carnegie Blvd. at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.
DIRECTIONS FROM I-85 HEADING SOUTH:
Take I-85 South to I-77 South (toward Columbia). Stay on I-77 South for several miles and take exit 6A (Woodlawn Road). Go east three miles through three major intersections (South Blvd., Park Road, and Selwyn Avenue). Woodlawn becomes Runnymede Lane at the intersection with Selwyn Avenue. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right onto Carnegie Blvd. at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.
DIRECTIONS FROM THE CHARLOTTE DOUGLAS INTERNATIONAL AIRPORT:
When exiting the airport, follow the signs for I-77 South. It will put you on the Billy Graham Parkway heading south. The parkway become Woodlawn Road and eventually becomes Runnymede Lane. Once on Runnymede, turn right on Barclay Downs Drive and go through the residential area. It opens up to the SouthPark business district. Go through the first intersection with Carnegie Blvd., then turn right onto Carnegie Blvd. at the second intersection. The Renaissance Charlotte SouthPark Hotel is located on the corner of Barclay Downs and Carnegie Blvd. The entrance will be on your left.
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — CAMPBELL SOUP COMPANY

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting on November 19, 2009
The undersigned hereby appoints Douglas R. Conant, or, in his absence, Ellen O. Kaden or, in the absence of both of them, John J. Furey, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareowners of Campbell Soup Company to be held at Renaissance Charlotte SouthPark Hotel, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, at 10:30 a.m., Eastern Time on November 19, 2009, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the Campbell Soup Company Savings Plus Plans (any of such plans, a “Savings Plan”), then the undersigned hereby directs the respective trustee of the applicable Savings Plan to vote all shares of Campbell Soup Company Stock in the undersigned’s Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.
If address change has been made, mark appropriate box on the reverse side of this card.
Your shares will be voted as recommended by the Board of Directors (or, in the case of shares held in a Savings Plan, will be voted at the discretion of the trustee) unless you otherwise indicate in which case they will be voted as marked.
To vote in accordance with the Board of Directors’ recommendations just sign the reverse side; no boxes need to be marked. If you do not vote by phone or over the Internet, please fold and return proxy card promptly using the enclosed envelope.